Exhibit 2.1






                     AGREEMENT AND PLAN OF MERGER



                       dated September 30, 2004



                        FOR THE ACQUISITION OF


               ALPHA NATIONAL TECHNOLOGY SERVICES, INC.



                                  BY



                          HALIFAX CORPORATION

                     AGREEMENT AND PLAN OF MERGER


                           Table of Contents



Section 1: Defined Terms                                        1
Section 2: The Merger                                           1
     2.1 The Merger                                             1
     2.2 Effective Time                                         1
     2.3 Effect of the Merger                                   2
     2.4 Articles of Incorporation and Bylaws                   2
     2.5 Directors and Officers                                 2
     2.6 Merger Consideration; Conversion of Capital Stock      2
     2.7 Delivery of Merger Consideration and Surrender of Certificates
     3
     2.8 Merger Consideration Adjustment and Closing Balance Sheet    3
     2.9 Deferred Merger Consideration                          4
     2.10 Further Action                                        6
Section 3: Representations of the Company and the Shareholders  6
     3.1 Organization                                           6
     3.2 Authority; Non-Contravention                           7
     3.3 Capital Stock and Ownership                            8
     3.4 Financial and Corporate Records                        9
     3.5 Compliance with Law; Permits                          10
     3.6 Financial Statements                                  10
     3.7 Assets                                                10
     3.8 Obligations                                           11
     3.9 Operations Since the Latest Balance Sheet Date        11
     3.10 Accounts Receivable                                  12
     3.11 Tangible Property                                    12
     3.12 Real Property; Environmental Laws                    12
     3.13 Software and Intangibles                             13
     3.14 Contracts                                            14
     3.15 Employees and Independent Contractors                16
     3.16 Employee Benefit Plans                               17
     3.17 Customers and Suppliers                              19
     3.18 Taxes                                                19
     3.19 Proceedings and Judgments                            21
     3.20 Insurance                                            22
     3.21 Questionable Payments                                22
     3.22 Related Party Transactions                           22
     3.23 Brokerage Fees                                       22
     3.24 Investment Matters                                   22
     3.25 Full Disclosure                                      24
Section 4: Representations of Buyer and Merger Sub             24
     4.1 Organization                                          24
     4.2 Authority; Non-Contravention                          25
     4.3 Buyer's Stock                                         25
     4.4 Indebtedness                                          25
     4.5 Consents                                              26
     4.6 SEC Filings                                           26
     4.7 Questionable Payments                                 26
     4.8 Brokerage Fees                                        26
     4.9 Full Disclosure                                       27
Section 5: Closing Deliveries                                  28
     5.1 The Company's and the Shareholders' Obligations at Closing
     28
     5.2 Buyer's and Merger Sub's Obligations at Closing       29
Section 6: Certain Rights and Obligations of Buyer and the Shareholders
     after Closing                                             30
     6.1 Restrictions on Dispositions of Buyer Common Shares   30
     6.2 Cooperation with Buyer and the Surviving Corporation  30
     6.3 Taxes                                                 30
     6.4 Transfer Taxes                                        31
     6.5 Reportable Transactions                               31
     6.6 Cooperation on Tax Matters                            32
     6.7 Disposition of Company Employee Benefit Plans         32
Section 7: Indemnification                                     33
     7.1 The Company's and Shareholders' Indemnification       33
     7.2 Indemnification by Buyer                              33
     7.3 Indemnification Procedures                            34
     7.4 Limits on Indemnification                             34
     7.5 Setoff                                                35
Section 8: Other Provisions                                    37
     8.1 Publicity                                             37
     8.2 Fees and Expenses                                     37
     8.3 Notices                                               37
     8.4 Survival                                              37
     8.5 Reliance; Interpretation of Representations           38
     8.6 Entire Understanding                                  38
     8.7 Parties in Interest; Assignment                       38
     8.8 Waivers                                               38
     8.9 Severability                                          38
     8.10 Counterparts; Facsimile                              38
     8.11 Section Headings                                     39
     8.12 References                                           39
     8.13 Controlling Law                                      39
     8.14 Arbitration; Jurisdiction and Process                39
     8.15 No Third-Party Beneficiaries                         40
     8.16 Neutral Construction                                 40

                     AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger ("Agreement") is made and entered into on September 30, 2004 by and among Alpha National
Technology Services, Inc., a Texas corporation (the "Company"), Halifax Corporation, a Virginia corporation ("Buyer"), Halifax-AlphaNational Acquisition, Inc., a Delaware corporation ("Merger Sub"), L.L.
Whiteside, Charles A. Harper, Morris Horn and Dan Lane (each, a
"Shareholder" and collectively the "Shareholders").

                              BACKGROUND

       The Company is in the business of providing onsite computer/network repairs, help desk support, and related computer services (the "Business"). The Shareholders own, collectively, 100% of the issued and outstanding shares of capital stock of the Company. At Closing (as defined herein), the parties desire that the Company be merged with and into Merger Sub (with Merger Sub surviving the merger) on the terms and subject to the conditions set forth in this Agreement (the "Merger"). The Board of Directors of the Company has determined that the Merger referenced above and the other transactions contemplated by this Agreement (such Merger and other transactions to collectively be referred to herein as the "Transactions") are in the best interests of the Company and the shareholders of the Company. The respective Boards of Directors of Buyer and Merger Sub have determined that the Transactions are in the best interests of Buyer and Merger Sub and their respective stockholders.

     INTENDING TO BE LEGALLY BOUND, in consideration of the mutual agreements contained herein and subject to the satisfaction of the terms and conditions set forth herein, the parties hereto agree as follows:

                     Section 1:     Defined Terms

     Certain capitalized or defined terms used in this Agreement and not specifically defined in context shall have their respective meanings contained in Exhibit 1A attached hereto.

                       Section 2:     The Merger

     2.1 The Merger. At the Effective Time, subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Texas Business Corporation Act ("TBCA") and the Delaware General Corporation Law ("DGCL"), the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease
and  Merger  Sub  shall continue as the surviving corporation.   Merger
Sub, as the surviving corporation of the Merger, is hereinafter sometimes referred to as the "Surviving Corporation". It is the intent of the parties for the Merger to qualify as a tax-free reorganization under the Code, and each party will use its reasonable efforts to accomplish this objective which efforts shall be subject to and not inconsistent with each parties rights and obligations under this
Agreement    and    such    other   ancillary    agreements    executed
contemporaneously with or in connection with this Agreement.

     2.2 Effective Time. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing Articles of Merger with the Secretary of State of the State of Texas in accordance with the relevant provisions of the TBCA (the "Articles of Merger") and by filing a Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the time of such filing with the Secretary of State of the State of Texas and the Secretary of State of the State of Delaware, or such later time as may be agreed in writing by the Company and Buyer and specified in the Articles of Merger and the Certificate of Merger, being the "Effective Time") as soon as practicable on the Closing Date. The closing of the Merger (the "Closing") is being held at the offices of Blank Rome LLP, One Logan Square, Philadelphia, PA 19103, and the date of this Agreement is the "Closing Date".

     2.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable
provisions of the TBCA and DGCL.   Subject to the foregoing,  from  and
after the Effective Time, the Surviving Corporation shall possess all rights, privileges, immunities, powers and franchises and be subject to all the obligations, restrictions, disabilities, liabilities, debts and duties of the Company and Merger Sub.

2.4 Articles of Incorporation and Bylaws. The certificate of incorporation and bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the certificate of incorporation and bylaws of the Surviving Corporation, until the same shall thereafter be altered, amended or repealed in accordance with applicable Law.
2.5 Directors and Officers. The directors and officers of Merger Sub serving in those positions immediately prior to the Effective Time shall become, as of the Effective Time, the directors and officers of the Surviving Corporation and shall remain the directors and officers of the Surviving Corporation after the Merger until their successors are duly elected and qualified.
2.6 Merger Consideration; Conversion of Capital Stock. The Merger Consideration shall equal Two Million Two Hundred Thousand Dollars ($2,200,000) consisting of: (a) an aggregate number of Buyer Common Shares equal to $1,200,000 divided by the Closing Shares Price; (b) $500,000 in cash (the "Cash Payment"); (c) promissory notes in an aggregate principal amount of $500,000 (each, a "Note", and collectively, the "Notes") in the form attached hereto as Exhibit 2.6; and (d) the right to receive the Deferred Merger Consideration, computed as set forth in Section 2.9; provided, however, that the Merger Consideration is subject to adjustment as provided in Section
2.8. The items listed in this Section 2.6 (without adjustment as provided in Section 2.8.7 and excluding the Deferred Merger Consideration) are herein sometimes referred to as the Closing Date Merger Consideration. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any shares of Company Common Stock or capital stock of Merger Sub:
 2.6.1 Company Common Stock. All of the Company Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and shall be converted into the right to receive, upon the surrender of certificates formerly representing such shares of Company Common Stock (each a "Certificate" and collectively, the "Certificates"), without interest, the percentage of each of the items other than the Deferred Merger Consideration that collectively constitute the Merger Consideration computed by multiplying each such item by a fraction the numerator of which is equal to the number of shares of Company Common Stock owned by such Shareholder immediately prior to the Effective Time and the denominator of which is the total number of issued and outstanding shares of Company Common Stock immediately prior to the Effective Time (with (a) the fraction for each Shareholder referred to herein as such Shareholder's "Ownership Interest" and (b) it being the agreement of the parties that the Ownership Interests of the Shareholders set forth on Schedule 2.6.1 attached hereto (the "Ownership Schedule") be final and binding on the parties for purposes of computing the portion of the Merger Consideration (including the actual number of Buyer Common Shares and the dollar amount of cash and Notes to be received by each Shareholder, all of which shall be set forth on the Ownership Schedule) for which each Shareholder is entitled pursuant to this Agreement;

          2.6.2 Stock of Merger Sub. Each share of the common stock, $0.01 par value per share, of Merger Sub issued and outstanding at and as of the Effective Time will remain issued and outstanding.

     2.7  Delivery of Merger Consideration and Surrender of Certificates

          2.7.1 On the Closing Date, Buyer shall deliver the Closing Date Merger Consideration to the Shareholders against delivery to Buyer by such Shareholders of Certificates formerly representing the Company Common Stock, free and clear of all liens, encumbrances and third party interests of any nature, which shares of Company Common Stock delivered to Buyer shall constitute 100% of the outstanding capital stock of the Company. In the event any Certificates representing shares of Company Common Stock shall have been lost, stolen or destroyed, the applicable portion of the Closing Date Merger Consideration shall be deliverable against delivery of an affidavit of that fact, in customary form and
containing customary indemnities, executed by the holder thereof.   The
Deferred Merger Consideration, if any, shall be payable to certain of the Shareholders in accordance with Section 2.9 hereof.

          2.7.2 Buyer shall be entitled to deduct and withhold from any cash consideration deliverable pursuant to this Agreement to any Shareholder such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign Law, but Buyer must notify each such Selling Shareholder as to the amount and timing of the deduction or withholding. To the extent such amounts are so deducted or withheld and have been paid as required to the appropriate taxing authority, the amount of such consideration shall be treated for all purposes under this Agreement as having been delivered to the Person entitled to such consideration hereunder.

     2.8  Merger Consideration Adjustment and Closing Balance Sheet.

          2.8.1 At or before Closing, the Company shall prepare and deliver to Buyer (i) a balance sheet of the Company, prepared in accordance with the Company's internal accounting procedures, as of the Closing
Date  (the  "Closing Balance Sheet"), and (ii) an estimate of  the  Net
Assets (the "Estimated Closing Date Net Assets") of the Company on  the
Closing Date.

2.8.2 The Merger Consideration shall be reduced, dollar for dollar, to the extent that the Estimated Closing Date Net Assets is less than Zero Dollars ($0.00) (such deficiency to be referred to herein as the "Deficiency"). The reduction in Merger Consideration in connection with such Deficiency shall be accomplished first by a reduction of the Cash Payment and second, to the extent necessary, by a reduction of the principal amount of the Notes. The Cash Payment at the closing shall be increased, dollar for dollar, to the extent that the Estimated Closing Date Net Assets is greater than zero.
2.8.3 Within forty-five (45) days after the Closing Date, Buyer shall cause Buyer Accountant at its sole cost and expense to (i) review and/or conduct certain procedures upon the components of the Estimated Closing Date Net Assets and prepare detailed statements (the "Net Assets Statements") of its calculation of the actual Net Assets of the Company as of the Closing Date (the "Actual Closing Net Assets"), both of which shall be appropriately adjusted for any audit adjustments for the year ended December 31, 2003 and (ii) deliver the Net Assets Statements to the Shareholders. The Shareholders shall have a thirty
(30) day period to review the Net Assets Statements and during such period Buyer shall cause the Buyer Accountant, if requested, to share its work papers with the Shareholders and/or their professional advisers and to make itself reasonably available to the Shareholders and their professional advisers.
2.8.4 If the Shareholders dispute the Actual Closing Net Assets stated in the Net Assets Statements, they shall deliver a notice to Buyer no later than thirty (30) days after their receipt of the Net Assets Statements (the "Calculation Dispute Notice"). The Shareholders shall set forth in detail in the Calculation Dispute Notice the basis for their disagreement with the calculation of the Actual Closing Net Assets. If the Shareholders fail to deliver the Calculation Dispute Notice within the allotted time period, the Shareholders shall be deemed to have agreed to the calculation of the Actual Closing Net Assets prepared by the Buyer Accountant, which calculation shall be final, conclusive and binding upon the parties.
2.8.5 If the Shareholders dispute the Actual Closing Net Assets as determined by the Buyer Accountant within the allotted time period, the parties in good faith will attempt to jointly resolve any dispute during the thirty day period following the delivery of the Calculation Dispute Notice. If Buyer and the Shareholders can resolve their dispute and agree upon the Actual Closing Net Assets balance, they shall memorialize their agreement in writing and such mutually agreed upon figure(s) shall be final, conclusive and binding upon all of the parties.
2.8.6 If Buyer, on the one hand, and the Shareholders, on the other hand, cannot resolve the dispute to their mutual satisfaction, Buyer and the Shareholders shall engage the Independent Accountants to determine the Actual Closing Net Assets balance. The costs and expenses of the Independent Accountants shall be borne fifty percent by Buyer and fifty percent by the Shareholders; provided, however, the Buyer will pay the Independent Accountant and the aggregate principal amount of the Notes shall be reduced by the dollar value of the Shareholders' portion of such costs and expenses. To the extent that the Independent Accountants desire the parties to this Agreement to meet in person, the parties shall choose a mutually acceptable location for such meeting. Each of Buyer and the Shareholders shall cause their accounting professional advisers to provide the Independent Accountants such of their respective work papers as may be requested by the Independent Accountants. The Independent Accountants shall be requested to complete their engagement within forty five days of being retained by Buyer and the Shareholders. The determination of the Independent Accountants shall be final, conclusive and binding upon the parties.
2.8.7 The final determination of the Actual Closing Net Assets of the Company on the Closing Date pursuant to this Section 2.8 shall be referred to herein as the "Final Closing Net Assets". If the Final Closing Net Assets is less than the Estimated Closing Date Net Assets (a "Final Deficiency"), the Merger Consideration shall be reduced by such difference; provided, however, that the reduction in Merger Consideration in connection with such Final Deficiency shall be accomplished first by a reduction of the aggregate principal amount of the Notes and second, to the extent necessary, by wire transfer to Buyer of cash in immediately available funds. If the Final Closing Net Assets is greater than the Estimated Closing Date Net Assets (a "Final Excess"), the Merger Consideration shall be increased by such difference; provided, however, that such increase in Merger Consideration in connection with such Final Excess shall be accomplished by an increase of the principal amount of the Notes.
     2.9  Deferred Merger Consideration.

          2.9.1     L.L. Whiteside, Charles A. Harper, and Morris Horn (the
"Deferred   Comp  Shareholders")  shall  be  entitled   to   additional
consideration (the "Deferred Merger Consideration") equal to $150,000, payable in cash or a combination of cash and Buyer Common Shares, as provided below, promptly upon determination thereof in accordance with this Section 2.9, if the aggregate of the Net Revenues earned by the Surviving Corporation in connection with the accounts listed on Exhibit
2.9  (collectively, the "Deferred Merger Consideration  Accounts")  for
the twelve (12) month period beginning October 1, 2004 and ending the last day of September, 2005 (the "Earnout Net Revenues") is equal to or greater than $5,600,000 as more fully described on Exhibit 2.9. In the discretion of each of the Deferred Comp Shareholders, the Deferred Merger Consideration, if earned, shall be paid in a combination of cash and Buyer Common Shares (with the aggregate number of such Buyer Common Shares being equal to (i) the dollar value of the portion of Deferred Merger Consideration requested to be paid in Buyer Common Shares, divided by the Deferred Merger Consideration Price), provided, however, that notwithstanding anything to the contrary contained in this Agreement, the aggregate number of Buyer Common Shares issued in connection with the Deferred Merger Consideration shall not exceed a number equal to (i) $200,000, divided by (ii) the Closing Shares Price.
If earned, the Deferred Merger Consideration will be paid 60.0% to L.L.
Whiteside, 27.5% to Charles A. Harper, and 10.5% to Morris Horn.   Each
of the Shareholders represents and warrants to the Buyer that the payment of Deferred Merger Consideration to only a portion of the Shareholders contemplated by this Section does not violate any Law prohibiting disparate treatment of holders of the same class of stock in a merger transaction.

2.9.2     By October 25, 2005, Buyer shall (i) calculate the Earnout
Net Revenues and the amount of the Deferred Merger Consideration, if any, and prepare detailed statements (the "Earnout Statements") of its calculation of the Earnout Net Revenues and the Deferred Merger Consideration and (ii) deliver the Earnout Statements to the Deferred Comp Shareholders. The Deferred Comp Shareholders shall have a twenty
(20) day period to review the Earnout Statements and during such period Buyer shall, if requested, share its relevant supporting documentation with the Deferred Comp Shareholders or his professional adviser, which shall be at Deferred Comp Shareholders' sole expense.
2.9.3 If the Deferred Comp Shareholders dispute either the Earnout Net Revenues or the Deferred Merger Consideration stated in the Earnout Statements, they shall deliver a notice to Buyer no later than twenty
(20) days after delivery of the Earnout Statements (the "Earnout
Dispute Notice"). The Deferred Comp Shareholders shall set forth in detail in the Earnout Dispute Notice the basis for their disagreement with the calculations of the Earnout Net Revenues or Earnout Consideration specified in the Earnout Statements. If the Deferred
Comp Shareholders fail to deliver the Earnout Dispute Notice within the allotted time period, they shall be deemed to have agreed to the calculations of the Earnout Net Revenues and Earnout Consideration specified in the Earnout Statements, which calculations shall be final, conclusive and binding upon the parties, and the Deferred Merger Consideration, if any, shall be paid within ten (10) days following such calculation.
2.9.4 If the Deferred Comp Shareholders dispute the Earnout Net Revenues or Deferred Merger Consideration as specified in the Earnout Statements within the allotted time period, the parties in good faith will attempt to jointly resolve any dispute during the thirty day period following the delivery of the Earnout Dispute Notice. If Buyer and the Deferred Comp Shareholders can resolve their dispute and agree upon the Earnout Net Revenues and Deferred Merger Consideration, they shall memorialize their agreement in writing and such mutually agreed upon figure(s) shall be final, conclusive and binding upon all the parties hereto.
2.9.5 If Buyer and the Deferred Comp Shareholders cannot resolve the dispute to their mutual satisfaction, Buyer and the Deferred Comp Shareholders shall engage the Independent Accountants to determine the Earnout Net Revenues and Deferred Merger Consideration. The costs and expenses of the Independent Accountants shall be borne fifty percent by Buyer and fifty percent by the Deferred Comp Shareholders; provided, however, that the Deferred Merger Consideration payable hereunder shall be reduced by the Deferred Comp Shareholders' portion of such costs and expenses; provided, further, that if the value of the Deferred Comp Shareholders' portion of such costs and expenses is in excess of such Deferred Merger Consideration payable hereunder, the aggregate principal amount of their Notes shall be reduced by such excess. To the extent that the Independent Accountants desire the parties to this Agreement to meet in person, the parties shall choose a mutually acceptable location for such meeting. Each of Buyer and the Deferred Comp Shareholders shall provide or cause their accounting professional advisers, as the case may be, to provide the Independent Accountants such of their respective work papers or other relevant supporting documentation as may be requested by the Independent Accountants. The Independent Accountants shall be requested to complete their engagement within forty five days of being retained by Buyer and the Deferred Comp Shareholders. The determination of the Independent Accountants shall be final, conclusive and binding upon the parties, and the Deferred Merger Consideration, if any, shall be paid within ten (10) days following such calculation.
2.9.6 Buyer and Merger Sub will use commercially reasonable efforts to maximize the Earnout Net Revenues consistent with Buyer's past practice.
     2.10 Further Action. If, at any time after the Effective Time, any further action is reasonably determined by Buyer to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Buyer shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

          Section 3:     Representations of the Shareholders

     Knowing that Buyer and Merger Sub are relying thereon, each of the Shareholders, jointly and severally (but with respect to Dan Lane, severally, but not jointly, and only to the extent of his actual knowledge) represents and warrants to Buyer and Merger Sub, and covenants with Buyer and Merger Sub, as follows:

     3.1 Organization. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Texas. The Company possesses the necessary corporate power and corporate authority to enter into and perform its obligations under this Agreement. The Company possesses the full corporate power and authority: (i) to own and use its Assets in the manner in which such Assets are currently owned and used, and (ii) to conduct its business as such business is currently being conducted. The Company is duly qualified or registered to do business in each jurisdiction where such qualification or registration is required by applicable Law, except where the failure to be so qualified, registered or in good standing would not reasonably be expected to have a Material Adverse Effect on the Company.

          3.1.1     Except as set forth on Schedule 3.1, the Company does not
have  any  subsidiaries  and  does  not  own  any  securities  of   any
corporation or any other interest in any Person. The Company has never acquired or succeeded to all or substantially all of the Assets or businesses of any other Person, and there is no other Person that may be deemed to be a predecessor of the Company.

3.1.2 Schedule 3.1 sets forth for the Company: (i) its exact legal name; (ii) its corporate business form and jurisdiction and date of formation; (iii) its federal employer identification number; (iv) its headquarters address; (v) its directors and officers, indicating all current title(s) of each individual; (vi) its registered agent and/or office in its jurisdiction of formation (if applicable); (vii) all foreign jurisdictions in which it is qualified or registered to do business, the date it so qualified or registered, and its registered agent and/or office in each such jurisdiction (if applicable); (viii) all fictitious, assumed or other names of any type that are registered or used by it or under which it has done business at any time since its date of incorporation; and (ix) any name changes, recapitalizations, mergers, reorganizations or similar events since its date of formation.
3.1.3 Accurate and complete copies of the articles of incorporation and bylaws, each as amended to date, and all Contracts related to the acquisition or formation of the Company, have been delivered to Buyer.
     3.2  Authority; Non-Contravention.

          3.2.1 The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this
Agreement,  and  the  execution,  delivery  and  performance  of   this
Agreement and the consummation of the Transactions by the Company  have been duly authorized by all necessary corporate actions. Each of the Shareholders has the full authority and capacity to enter into, execute, deliver and perform all of his obligations under this Agreement and under each other agreement, document or instrument referred to in or contemplated by this Agreement to which such Shareholder is or becomes a party. This Agreement constitutes the legal,  valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in  effect  affecting creditor's rights generally.  This Agreement  (i)
has been duly and validly executed by each Shareholder, and (ii) constitutes a valid and binding obligation of each Shareholder, enforceable against each Shareholder in accordance with its terms,
subject  to  bankruptcy,  insolvency,  reorganization,  moratorium   or
similar laws now or hereafter in effect affecting creditor's rights generally.

3.2.2 Neither the execution, delivery and performance of this Agreement nor the consummation or performance of the Transactions by the Company and/or any of the Shareholders, will directly or indirectly
(with or without notice or lapse of time):
               (a) result in a material breach or a violation of (i) any of the provisions of the articles of incorporation or bylaws of the Company;
or (ii) any resolution adopted by the shareholders, board of directors or any committee of the board of directors of the Company; or (iii) result in a breach or violation of, or give any Governmental Body or other Person the right to enjoin or invalidate any of the Transactions or to exercise any remedy or obtain any relief under, any Law or any Judgment to which the Company or any of the Shareholders, or any of the Assets owned or used by the Company, is subject;

(b) result in a material breach or a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Permit that is held by the Company or that otherwise relates to any of the businesses of the Company or to any of the Assets owned or used by the Company;
(c) result in a material breach or a violation, or a default under, any provision of, any Specified Contract (other than a customer
Contract) to which the Company is a party or by which it is bound or Contract to which any Shareholder is a party or by which he is a party;
or
(d) result in the imposition or creation of any Encumbrance upon or with respect to any Asset owned or used by the Company.
          3.2.3 Except as set forth on Schedule 3.2, neither the Company nor any of the Shareholders was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Transactions.

     3.3  Capital Stock and Ownership.

          3.3.1 Schedule 3.3 sets forth the authorized capital stock of the Company, including the type of shares authorized, the par value per share and the number of each type of shares that are issued and outstanding. Schedule 3.3 contains an accurate and complete list of:
(i)  the full legal names of all shareholders of the Company; (ii)  the
addresses   of   such   shareholders'  respective   current   principal
residences; and (iii) the numbers of shares and type of shares owned of record by such shareholders and the certificate numbers of the stock certificates representing such shares. For each of the shareholders of the  Company, he is the sole record and beneficial owner of his  shares of  capital stock of the Company as set forth on Schedule 3.3,  and  he has  good  and marketable title to such shares, free and clear  of  any
Encumbrance.   With respect to each such shareholder:  (i)  he  is  the
holder  and beneficial owner of the shares of the capital stock of  the
Company set forth on Schedule 3.3 next to such shareholder's name (the "Shares") and has good and valid title to the Shares, free and clear of any  Encumbrances;  (ii) the Shares are the only shares of the  capital stock  of  the Company held by such shareholder; (iii) such shareholder has the ability to vote all of the Shares at any meeting of the shareholders of the Company, or by written consent in lieu of any such meeting; and (iv) other than in connection with the Transactions or as set  forth  on  Schedule 3.3, such shareholder  has  not  appointed  or granted  any proxy or entered into any agreement, contract,  commitment
or  understanding  with respect to any of the Shares.   Except  as  set
forth on Schedule 3.3, the Company has never authorized, offered, sold or issued any securities other than shares of Company Common Stock.
Except for the Selling Shareholders, there are no other record or beneficial owners of any shares of the capital stock of the Company or any other securities of the Company. Except for the Shares listed on
Schedule 3.3, there currently are no other issued or outstanding shares of capital stock of the Company. All outstanding shares of capital stock of the Company have been duly authorized and validly issued, and are fully paid and nonassessable. Except as set forth on Schedule 3.3, there exists no right of first refusal or other preemptive right with respect to the Company or the capital stock, business or Assets of the Company.

3.3.2 All offerings, sales and issuances by the Company of any shares of capital stock were conducted in compliance with all applicable federal and state securities Laws and all other applicable Laws.
3.3.3     Except as set forth on Schedule 3.3, there is no:
  (a) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company;

(b) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company;
(c) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities;
(d) pending or previously asserted or overtly threatened claim by any Person to the effect that such Person is or was entitled to acquire or receive any shares of capital stock or any other securities of the Company; or
(e) condition or circumstance that, to the knowledge of the Company and the Shareholders, may directly or indirectly be reasonably expected to give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is or may be entitled to acquire or receive any shares of capital stock or other securities of the Company.
  3.3.4 All securities repurchased, redeemed or otherwise reacquired by the Company were reacquired in material compliance with the applicable provisions of all applicable Contracts and all applicable Laws.

3.3.5 As of Closing, each outstanding stock option, if any, issued pursuant to any stock option plan or other agreements or arrangements of the Company will be canceled and extinguished and the stock option plans of the Company shall have been terminated. All options required to be accelerated under any option plan of the Company shall have been accelerated in accordance with the terms of the plan.
3.3.6 As of Closing, each warrant and every other call, subscription or right to acquire Company Common Stock or other securities of the Company shall have been cancelled and extinguished.
     3.4  Financial and Corporate Records.

  3.4.1 Except as set forth in Schedule 3.4, the Company's books and records are and have been properly prepared and maintained in form and substance adequate for preparing audited financial statements in accordance with GAAP, and such books and records fairly and accurately reflect in all material respects (i) all of the Company's Assets and Obligations and (ii) all of the Contracts and other transactions to which the Company is or was a party or by which the Company or the business or Assets of the Company is or was affected.

3.4.2 Accurate and complete copies of the contents of the Company's minute books and stock books have been delivered to Buyer. Such minute books and stock books include (i) minutes of all meetings of the shareholders of the Company, board of directors and any committees of the board of directors of the Company at which any material action was taken, which minutes accurately record all material actions taken at such meetings, (ii) accurate and complete written statements of all actions taken by the shareholders, board of directors and any committees of the board of directors without a meeting, and (iii) accurate and complete records of the subscription, issuance, transfer and cancellation of all shares of capital stock and all other securities since the date of incorporation. None of the shareholders, board of directors or any committee of the board of directors has taken any material action other than those actions reflected in the records referenced in clauses (i) and (ii) of the preceding sentence.
3.4.3 Schedule 3.4 contains an accurate and complete list of all of the Company's bank accounts, other accounts, certificates of deposit, marketable securities, other investments, safe deposit boxes, lock boxes and safes, and the names of all officers, employees or other individuals who have access thereto or are authorized to make withdrawals therefrom or dispositions thereof.
     3.5  Compliance with Law; Permits.

  3.5.1 Except as set forth on Schedule 3.5: (i) the Company is in material compliance with each Judgment and with each Law that is applicable to it or to the conduct of any of its businesses or the ownership or use of any of its Assets; (ii) the Company has at all times been in material compliance with each Judgment or Law that is or was applicable to it or to the conduct of any of its businesses or the ownership or use of any of its Assets; (iii) no event has occurred, and no condition or circumstance exists, that, to the knowledge of the Company and the Shareholders, might (with or without notice or lapse of time) constitute or result in a material violation by the Company of, or a material failure on the part of the Company to comply with, any Judgment or Law; and (iv) the Company has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Judgment or Law, or (B) any actual, alleged, possible or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any cleanup or any remedial, corrective or response action of any nature.

3.5.2 Except as set forth on Schedule 3.5, the Company has obtained and holds all Permits required for the lawful operation of its business as and where such business is presently conducted. All Permits held by the Company are listed on Schedule 3.5, and accurate and complete copies of such Permits have been delivered to Buyer.
     3.6  Financial Statements.

    3.6.1     The Company's fiscal year end is December 31.

3.6.2 The Company has delivered to Buyer the following financial statements and related notes (the "Financial Statements"): the audited balance sheet (the "Latest Balance Sheet") of the Company as of December 31, 2003 (the "Latest Balance Sheet Date"), and the audited statements of income and cash flows of the Company for the twelve (12) month period then ended.
3.6.3 The Financial Statements present fairly the financial position of the Company as of the respective dates thereof and the results of operations, changes in shareholders' equity and cash flows of the Company in accordance with GAAP for the periods covered thereby. Except as disclosed on Schedule 3.6, the Financial Statements have been prepared in accordance with GAAP.
     3.7  Assets.

       3.7.1 Schedule 3.7 accurately identifies all Assets that are being leased or licensed to the Company.

3.7.2 The Company owns and has good, valid and marketable title to, all of its respective Assets that are purported to be owned by it and has the right to transfer all rights, title and interest in such Assets, free and clear of any Encumbrance other than liens in connection with the amounts owed to Liberty Bank under the Company's line of credit with such institution, which liens shall be terminated as of Closing.
3.7.3 Except for the Assets reflected on the Latest Balance Sheet and exclusive of the real property reflected in same, no other Assets are necessary to operate, or have been material to the operation of, the business of the Company.
     3.8  Obligations.

       3.8.1 The Company has no Obligations other than (i) Obligations identified as such in the "liabilities" column on the Latest Balance Sheet, (ii) Obligations set forth on Schedule 3.8, (iii) Obligations under Contracts of the type listed on Schedule 3.14, provided that no such Obligation consists of or has resulted from a default under or violation of any such Contract, and (iv) Obligations that were incurred in the ordinary course of business since the Latest Balance Sheet Date and which were not incurred in breach of any of the representations and warranties made in Section 3.9. Except as described on Schedule 3.8, none of the Company's Obligations are guaranteed by any Person.

     3.9 Operations Since the Latest Balance Sheet Date. Except as set forth on Schedule 3.9, since the Latest Balance Sheet Date:

       3.9.1 except in the ordinary course of its business consistent with its past practices, the Company has not: (i) pledged or hypothecated any of its Assets or otherwise permitted any of its Assets to become subject to any Encumbrance; (ii) incurred any Obligation; (iii) made any loan or advance to any Person; (iv) assumed, guaranteed or otherwise become liable for any Obligation of any Person; (v) committed for any capital expenditure; (vi) except as necessary to transfer the Excluded Real Property and related debt from the Company, purchased, leased, sold, abandoned or otherwise acquired or disposed of any business or Assets; (vii) waived or released any right or canceled or forgiven any debt or claim; (viii) discharged any Encumbrance or discharged or paid any indebtedness or other Obligation; (ix) assumed or entered into any Contract other than this Agreement; (x) amended or terminated any Specified Contract; (xi) increased, or authorized an increase in, the compensation or benefits paid or provided to any of
their    directors,   officers,   employees,   salesmen,   agents    or
representatives; (xii) established, adopted or amended (including any amendment with a future effective date) any Employee Benefit Plan;
(xiii) except as necessary to transfer the Excluded Real Property and related debt from the Company, declared, accrued, set aside, or paid any dividend or made any other distribution in respect of any shares of capital stock, other securities, Cash Assets or other Assets; (xiv) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities; (xv) sold or otherwise issued any shares of capital stock or any other securities; (xvi) amended its articles or certificate of incorporation, bylaws or other organizational documents;
(xvii) been a party to any merger, consolidation, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction; (xviii) accrued any deferred bonuses or compensation due to any shareholder, employee or agent of the Company, or paid any such deferred bonuses or compensation except to the extent such deferred bonuses or compensation was accrued on the Latest Balance Sheet; (xix) changed any of its methods of accounting or accounting practices in any respect; or (xx) made any Tax Election;

3.9.2 even in the ordinary course of its businesses consistent with its past practices, the Company has not incurred any Obligation, made any loan to any Person, acquired or disposed of any business or Assets, entered into any Contract (other than customer contracts) or other transaction, or done any of the other things described in Section
3.9.1, involving an amount exceeding $20,000 in any single case or $40,000 in the aggregate; and
3.9.3 there has been no material adverse change or material casualty loss affecting the Company or the business, Assets or financial condition of the Company; and there has been no adverse change in the financial performance of the Company; and there has been no loss, damage or destruction to, or any interruption in the use of, any of the Software or other Assets (whether or not covered by insurance) of the Company.
     3.10 Accounts Receivable. All Accounts Receivable of the Company arose in the ordinary course of business and are proper and valid Accounts Receivable, and can be collected by the Company in full (without any counterclaim or setoff) using commercially reasonable efforts to collect said Accounts Receivable consistent with the Company's past practice, net of any reserves. There are no refunds, discounts, rights of setoff or assignments affecting any such Accounts Receivable. Proper amounts of deferred revenues appear on the Company's books and records, in accordance with GAAP, with respect to the Company's
(a) billed but unearned Accounts Receivable; (b) previously billed and collected Accounts Receivable still unearned; and (c) unearned customer deposits.

3.11 Tangible Property. The Company has good and marketable title to all of its Tangible Property free and clear of any Encumbrances, except as set forth on Schedule 3.11. Except as set forth on Schedule 3.11, all of the Company's Tangible Property is located at the Company's offices or facilities and the Company has the right to require the immediate return of any of its Tangible Property which is not located at its offices or facilities. All Tangible Property of the Company, wherever located, (i) is in good condition, ordinary wear and tear excepted, (ii) complies with, and is being operated and otherwise used in material compliance with, all applicable Laws, and (iii) is sufficient for the operations and Business of the Company as presently conducted.
3.12 Real Property; Environmental Laws.
   3.12.1 Except for the Excluded Real Property, the Company does not own any Real Property. Schedule 3.12 contains an accurate and complete list of all Real Property leased by the Company, showing location, rental cost and landlord. All Real Property currently under lease to or otherwise used by the Company is in good condition, ordinary wear and tear excepted, and the Real Property that shall be used by the Company on the Closing Date shall be sufficient for the current Business operations of the Company and all currently owned Real Property (including the Excluded Real Property) is, to the knowledge of
the   Company  and  the  Shareholders,  in  material  compliance   with
applicable Environmental Laws. To the knowledge of the Company and the Shareholders, the Company's occupancy, maintenance or use of its leased Real Property, is not in material violation of, or material breach or default under, any Contract or Law, and no notice or, to the knowledge
of   the   Company  and  the  Shareholders  threat,  from  any  lessor,
Governmental Body or other Person has been received by the Company claiming any violation of, or breach, default or liability under, any Contract or Law, or requiring the Company to perform any work, repairs, construction, alteration, installations or environmental remediation. To the Knowledge of the Company or the Shareholders, no Proceedings are pending, or threatened, which would have a Material Adverse Effect on the zoning or use of the Company's Real Property. All of the Company's Real Property has direct access to, abuts, and is served by a public road, which road does provide a means of ingress and egress thereto and
therefrom.    All   utilities,   including   water,   gas,   telephone,
electricity, sanitary and storm sewers, are currently available to all of the Company's Real Property, and are adequate to serve the Company's Real Property for the Company's current use thereof.

3.12.2 To the Knowledge of the Company or the Shareholders, the Company is and has been in material compliance with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Except as set forth on schedule 3.12, neither the Company nor any of the Shareholders has placed or caused to be placed, and neither the Company nor any of the Shareholders has any knowledge that there were or are, any Hazardous Substances in, on, under or migrating from any Real Property currently or formerly owned, currently or formerly leased, or used by the Company (including the Excluded Real Property).
3.12.3 The Excluded Real Property shall be transferred by the Company pursuant to a "special warranty" deed in the form attached hereto as Exhibit 3.12.3.
     3.13 Software and Intangibles.

   3.13.1 Set forth on Schedule 3.13 is an accurate and complete list and description of all Company Intangibles (other than commercially available, off the shelf, software programs). No other Software or Intangible is used to operate the Business of the Company.

3.13.2 Except as set forth on Schedule 3.13, the Company has good and marketable title to, and has the right to use, all of the Company Intangibles owned by Company (the "Company Owned Intangibles"), free and clear of any Encumbrance.
3.13.3 Except as set forth on Schedule 3.13, all of the Company Owned Intangibles were created as a work for hire (as defined under U.S. copyright law) by regular full time employees of the Company. To the extent that any author or developer of any Company Owned Intangible was not a regular full-time salaried employee of the Company at the time such person contributed to such Company Owned Intangible, such author or developer has irrevocably assigned to the Company in writing all copyrights and other proprietary rights in such person's work with respect to such Company Owned Intangibles.
3.13.4 None of the Company Intangibles, or their respective past or current uses, including the preparation, distribution, marketing or licensing thereof is violating or infringing upon, any Software, technology, patent, copyright, trade secret or other Intangible of any Person. None of the Company Intangibles is subject to any Judgment to which the Company is a party. No Proceeding is pending or, to the knowledge of the Company or the Shareholders, is threatened against the Company, nor has any claim or demand been made against the Company, which challenges the legality, validity, enforceability, use or exclusive ownership by the Company of any of the Company Owned Intangibles. To the knowledge of the Company and the Shareholders, no Person is violating or infringing upon, or has violated or infringed upon at any time, any of the Company Owned Intangibles.
3.13.5 The Company has used reasonable efforts to maintain the confidentiality of all trade secrets with respect to the Company Owned Intangibles.
3.13.6 Any license, sublicense or other Contract covering or relating to any Company Intangible is legal, valid, binding, enforceable and in full force and effect, and upon consummation of the transactions contemplated hereby, will continue to be legal, valid, binding, enforceable and in full force and effect on terms identical to those in effect immediately prior to the consummation of the transactions contemplated hereby. The Company is not in material breach of or default under any license, sublicense or other Contract covering or relating to any Company Intangible or has performed any act or omitted to perform any act which, with notice or lapse of time or both, will become or result in a material violation, breach or default thereunder. No Proceeding is pending or is being or has been threatened, nor, to the knowledge of the Company and the Shareholders, has any claim or demand been made, which challenges the legality, validity, enforceability or ownership of any license, sublicense or other Contract covering or relating to any Company Intangible.
3.13.7 None of the Company Owned Intangibles is owned by or registered in the name of any current or former owner, shareholder, partner, director, executive, officer, employee, salesman, agent, customer, representative or contractor or any of the Shareholders nor does any such Person have any interest therein or right thereto, including the right to royalty payments.
3.13.8 Except with respect to demonstration or trial copies, no portion of any Company Intangible contains any "back door," "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware, or data without the consent of the user.
3.13.9 Set forth in Schedule 3.13 are all Internet domain names related to the Company's Business ("Domain Names"). The Company is the registrant of all Domain Names and all the registrations of Domain Names are currently in good standing. The Company has not received any notice that any action has been taken or is pending to challenge rights to, suspend, cancel or disable any Domain Name, registration therefor or the right of the Company to use a Domain Name. The Company has all right, title and interest in and to, and rights to use on the Internet and common law rights as a trade-mark and trade name, the Domain Names.
3.13.10 There is no governmental prohibition or restriction on the use of any of the Company Intangibles (i) in any jurisdiction in which the Company currently does business or on the export or import of any of the Company Intangibles from or to any such jurisdiction where the Company currently does business, and (ii) to the knowledge of Company and the Shareholders, in any other jurisdiction.
3.13.11 Except as disclosed in Schedule 3.13, the Company is the sole owner of, and has good and marketable title to, and all right, title and interest in and to all databases related to the Company's Business. Except as specified in Schedule 3.13, no Person other than the Company has any right or interest of any kind or nature in or to such databases. To the knowledge of the Company and the Shareholders, no person (i) is violating or infringing upon, or has violated or infringed upon at any time, any right of the Company in or to such databases; or (ii) is breaching or has breached at any time any duty or obligation owed to the Company in respect of such databases. All licenses referred to in Schedule 3.13 are in full force and effect and neither the Company nor the other party thereto is in material default of its obligations thereunder. To the knowledge of Company and the Shareholders, neither the past nor current use of any such database or the information contained therein in the Company's Business (i) has violated or infringed upon, or is violating or infringing upon, the rights of any Person; or (ii) breaches any duty or obligation owed to any Person; or (iii) violates the privacy or any Law relating to the privacy of any Person.
3.13.12 The Company has not experienced any Year 2000-related problems with respect to such Software or received any notices from any Person relating to any Year 2000-related problems.
     3.14 Contracts.

    3.14.1 Schedule 3.14 contains an accurate and complete list of all of the following types of Contracts to which the Company is a party or
by   which   the   Company  is  bound  (collectively,  the   "Specified
Contracts"),   grouped  into  the  following  categories   and,   where
applicable,  subdivided  by  product line or  division:   (i)  Software
license and Software maintenance Contracts under which the Company is the licensor or provider of services, and other customer Contracts;
(ii) Contracts for the purchase, sale or lease of Real Property or otherwise concerning Real Property (including service Contracts) owned or used by the Company; (iii) loan agreements, mortgages, notes, guarantees and other financing Contracts; (iv) Contracts for the purchase, lease and/or maintenance of computer equipment, hardware, or peripherals and other equipment; (v) Contracts for the purchase, license, lease and/or maintenance of Software under which the Company is the purchaser, licensee, lessee or user; and other supplier
Contracts;   (vi)  employment,  consulting  and  sales   representative
Contracts (excluding Contracts which constitute Employee Benefit Plans listed on Schedule 3.16, and excluding oral Contracts with employees for "at will" employment); (vii) Contracts under which any rights in
and/or   ownership  of  any  Software  product,  technology  or   other
Intangible of the Company, or any prior version thereof, or any part of the customer base, business or Assets of the Company, or any shares or other ownership interests in the Company (or any of its predecessors) was acquired; (viii) Contracts containing clauses that prohibit or restrict the Company from soliciting any employee or customer of any other Person or otherwise prohibiting or restricting the Company from engaging in any business and (ix) other Contracts material to the Company's Business (excluding Contracts which constitute Insurance
Policies  listed  on  Schedule  3.20).   A  description  of  each  oral
Specified Contract is included on Schedule 3.14, and true and correct copies of each written Specified Contract (including documentation related to the transfer or sale by the Company of the Excluded Real Property) have been delivered to Buyer.

3.14.2    Reserved.
3.14.3 Each Specified Contract is valid and in full force and effect, and is enforceable by the Company in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditor's rights generally.
3.14.4 Except as set forth on Schedule 3.14: (i) the Company has not and, to the knowledge of the Company and Shareholders, no other Person has violated, breached, or declared or committed any default under, any Specified Contract; (ii) to the knowledge of the Company and Shareholders, no event has occurred, and, to the knowledge of the Company and the Shareholders, no circumstance or condition exists, that would reasonably be expected to (with or without notice or lapse of time) (A) result in a violation or breach of any of the provisions of any Specified Contract, (B) give any Person the right to declare a default or exercise any remedy under any Specified Contract, (C) give any Person the right to accelerate the maturity or performance of any Specified Contract, or (D) give the Company or, to the best of the Company's and the Shareholders' knowledge, any other Person, the right to cancel, terminate or modify any Specified Contract; (iii) the Company has not received any notice or other communication (in writing or otherwise) regarding any actual, alleged, possible or potential violation or breach of, or default under, any Specified Contract; and
(iv) the Company has not waived any of its rights under any Specified
Contract.
3.14.5 The performance of the Specified Contracts in accordance with their respective terms will not result in any violation of or failure to comply with any Judgment or Law applicable to the Company on or prior to the Closing Date.
3.14.6 Except as set forth on Schedule 3.14, no Person is renegotiating, or, to the knowledge of the Company and the Shareholders, has the right to renegotiate, any amount paid or payable to the Company under any Specified Contract or any other term or provision of any Specified Contract.
  3.14.7 The Specified Contracts are all the Contracts necessary and sufficient to operate the Company's Business. Except as set forth on
Schedule 3.14, there are no currently outstanding proposals or offers submitted by the Company to any customer, prospect, supplier or other Person which, if accepted, would result in a legally binding Contract of the Company involving an amount or commitment exceeding $10,000 in any single case or an aggregate amount or commitment exceeding $20,000 in the aggregate.

     3.15 Employees and Independent Contractors.

  3.15.1 Schedule 3.15 contains an accurate and complete list of all of the employees of the Company (including any employee of the Company who is on a leave of absence or on layoff status) and (i) their titles or responsibilities; (ii) their dates of hire; (iii) their current salaries or wages (including bonuses); (iv) any Permit that is held by them and that relates to or is useful in connection with the Business of the Company; and (v) any outstanding loans or advances made to them by the Company.

3.15.2    Schedule 3.15 also contains an accurate and complete list of
(i) all sales representatives and independent contractors engaged by the Company and (ii) their payment arrangements (if not set forth in a Specified Contract listed or described on Schedule 3.14 and previously delivered to Buyer).
3.15.3 Except as limited by the specific and express terms of any employment Contracts listed on Schedule 3.14, the Company has the right to terminate the employment of each of its employees at will and to terminate the engagement of any of its independent contractors without payment to such employee or independent contractor other than for services rendered through termination and without incurring any penalty or liability.
3.15.4 The Company is in material compliance with all Laws relating to employment practices. The Company has delivered to Buyer accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of the current and former employees of the Company.
3.15.5 The Company has never been a party to or bound by any union or collective bargaining Contract, nor is any such Contract currently in effect or being negotiated by or on behalf of the Company.
3.15.6 Since January 1, 2001, the Company has not experienced any labor problem that was or is material to it. To the knowledge of the Company and the Shareholders, the Company's relations with its employees are currently on a good and normal basis.
3.15.7    To the best of the Company's and the Shareholders' knowledge:
(i) no employee of the Company has received an offer to join a business that may be competitive with the Company's Business; and (ii) no employee of the Company is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on (A) the performance by such employee of any of his duties or responsibilities as an employee of the Company, or (B) any of the businesses or operations of the Company.
3.15.8 Except as set forth on Schedule 3.15 or to the extent that the absence of such agreement would not have a Material Adverse Effect on the Company's business, the Company's current and past employees, consultants and contractors have signed agreements with the Company containing restrictions that adequately protect the proprietary and confidential information of the Company and vest in the Company the full ownership of items developed by such Person.
3.15.9 Except as set forth on Schedule 3.15, since June 30, 2003, no employee of the Company having an annual salary of $50,000 or more has indicated an intention to terminate or has terminated his or her employment with the Company. To the best of the Company's and the Shareholders' knowledge, the transactions contemplated by this Agreement will not adversely affect relations with any employees of the Company.
     3.16 Employee Benefit Plans.

    3.16.1 Schedule 3.16 contains an accurate and complete list and description of all of the (i) Employee Benefit Plans of the Company, including those to which the Company, or any ERISA Affiliate, sponsors, maintains or contributes to, is required to contribute to, or has or could reasonably be expected to have any liability of any nature with respect to, whether known or unknown, direct or indirect, fixed or contingent, for the benefit of present or former employees of the
Company and/or its ERISA Affiliates (referred to collectively as the "Company's Employee Benefit Plans" and individually as the "Company's Employee Benefit Plan"), (ii) all employees employed by the Company affected or covered by an Employee Benefit Plan, (iii) all Obligations thereunder as of the Closing Date, and (iv) all ERISA Affiliates. Accurate and complete copies of all of the Company's Employee Benefit Plans have been provided to Buyer as well as the most recent determination letter issued, if any, or if none, Internal Revenue Service ("IRS") opinion or advisory letter issued with respect to the Company's Employee Benefit Plan that is intended to be a qualified plan within the meaning of Section 401(a) of the Code, all pending applications for rulings, determination letters, opinions, no action letters and similar documents filed with any governmental agency (including the Department of Labor and the IRS), summary plan descriptions, service agreements, stop loss insurance policies, and all related contracts and documents (including, but not limited to, employee summaries and material employee communications), all closing letters, audit finding letters, revenue agent findings and similar documents. No Company Employee Benefit Plan is subject to Title IV of ERISA or Code Section 412. No Company Employee Benefit Plan is a Multiple Employer Plan or Multiemployer Plan under Code Section 413(c) or 414(f). No employer, other than the Company or an ERISA Affiliate, is permitted to participate or participates in the Company's Employee Benefit Plans and no leased employees (as defined in Section 414(n) of the Code) or independent contractors are eligible for, or participate in, the Company's Employee Benefit Plans. No Company Employee Benefit Plan promises or provides health, life or other welfare benefits to retirees or former employees, or severance benefits, except as required by Code Section 4980B, Sections 601 through 609 of ERISA, or comparable state statutes which provide for continuing health care coverage.

3.16.2 Except as set forth on Schedule 3.16, neither the Company nor any ERISA Affiliate has (i) established, sponsored, maintained or contributed to (or has or had the obligation to contribute to) any Employee Benefit Plan, (ii) proposed any Employee Benefit Plan which it plans to establish, sponsor, maintain or to which it will be required to contribute, or (iii) proposed any changes to any of the Company's Employee Benefit Plans now in effect. Except as set forth on Schedule 3.16, each of the Company's Employee Benefit Plans that provides a self-insured health benefit is subject to a stop-loss insurance policy in which the Company is an insured party and no facts to the knowledge of the Company and the Shareholders exist which could form the basis for any denial of coverage under such policy.
3.16.3 With respect to the Company's Employee Benefit Plans, the Company and each ERISA Affiliate will have made, on or before the Closing Date, all payments required to be made by them on or before the Closing Date and will have accrued (in accordance with GAAP) as of the Closing Date all payments due but not yet payable as of the Closing Date. There has not been, nor will there be, any Accumulated Funding Deficiencies (as defined in ERISA or the Code) or waivers of such deficiencies.
3.16.4 The Company has delivered to Buyer an accurate and complete copy of the most current Form 5500 and any other form or filing required to be submitted to any governmental agency with regard to each of the Company's Employee Benefit Plans and the most current actuarial report, if any, with regard to each of the Company's Employee Benefit Plans and such forms are attached as Schedule 3.16.
3.16.5 All of the Company's Employee Benefit Plans are, and have been, operated in full compliance with their provisions and with all applicable Laws including ERISA and the Code and the regulations and rulings thereunder. With respect to each of the Company's Employee Benefit Plans that is intended to be qualified under Section 401(a), each such plan has been determined by the IRS to be so qualified as to form, and each trust forming a part thereof has been determined by the IRS to be exempt from tax pursuant to Section 501(a) of the Code, and with respect to each of the Company's Employee Benefit Plans that is intended to be a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code, each such association has been determined by the IRS to have such status. No reason exists that would cause such qualified or Section 501(c)(9) status to be revoked for any period. The Company, its ERISA Affiliates, and all fiduciaries of the Company's Employee Benefit Plans have complied with the provisions of the Company's Employee Benefit Plans and with all applicable Laws including ERISA and the Code and the regulations and rulings thereunder. There have been no Reportable Events (as defined in ERISA), no events described in Sections 4062, 4063 or 4064 of ERISA, and no termination or partial termination (including any termination or partial termination attributable to the Transactions) of any of the Company's Employee Benefit Plans. There would be no Obligation of the Company or any ERISA Affiliate under Title IV of ERISA if any of the Company's Employee Benefit Plans were terminated as of the Closing
Date. Neither the Company nor any ERISA Affiliate has incurred, nor will incur, any withdrawal liability, nor does the Company nor any ERISA Affiliate have any contingent withdrawal liability, under ERISA, to any Multiemployer Plan (as defined in ERISA). Neither the Company nor any ERISA Affiliate has incurred, or will incur, any Obligation to the Pension Benefit Guaranty Corporation (or any successor thereto). None of the Company's Employee Benefit Plans is a "MEWA" as defined in
Section 3(40)(A) of ERISA.  No non-exempt prohibited transaction under
Section 406 or 407 of ERISA or Section 4975 of the Code has occurred with respect to any of the Company's Employee Benefit Plans. Neither the Company nor any ERISA Affiliate has incurred, nor will incur, any tax liability or civil penalty, damages, or other liabilities arising under Section 502 of ERISA, resulting from any of the Company's
Employee Benefit Plans, with respect to any matter arising on or before the Closing Date.
3.16.6 Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including any severance, unemployment compensation or golden parachute payment) becoming due from the Company or any ERISA Affiliate under any of the Company's Employee Benefit Plans, (ii) increase any benefits otherwise payable under any of the Company's Employee Benefit Plans, or (iii) result in the acceleration of the time of payment or vesting of any such benefits to any extent.
3.16.7 There are no pending actions, claims or lawsuits that have been asserted or instituted against any of the Company's Employee Benefit Plans, the assets of any of the trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan (other than routine benefit claims), and, to the knowledge of the Company, there are no facts which could form the basis for any such action, claim or lawsuit. There are no investigations or audits by any government agency of any of the Company's Employee Benefit Plans, any trusts under such plans, the plan sponsor, the plan administrator or any fiduciary of any such plan that have been instituted or threatened and, to the knowledge of the Company and the Shareholders, there are no facts which could form the basis for any such investigation or audit.
3.16.8 The Company and/or its ERISA Affiliates can terminate each of the Company's Employee Benefit Plans without further liability to the Company and/or its ERISA Affiliates. No action or omission of the Company, or any ERISA Affiliate, or any director, officer, or agent thereof in any way restricts, impairs or prohibits the Company or any ERISA Affiliate, or any successor, from amending, merging, or terminating any of the Company's Employee Benefit Plans in accordance with the express terms of any such plan and applicable law.
  3.17 Customers and Suppliers. Schedule 3.17 contains an accurate and complete list of (a) all customers generating greater than 5% of the Company's revenues for the 18 month period ending on the date hereof and (b) all current prospects and suppliers of the Company. Except as set forth on Schedule 3.17, since January 1, 2004, none of the customers or suppliers of the Company has given notice or otherwise indicated to the Company that (i) it will or intends to terminate or not renew its Contract with the Company before the scheduled expiration date, (ii) it will otherwise terminate its relationship with the Company, or (iii) it may otherwise reduce the volume of business transacted with the Company below historical levels. The relationship of the Company with its customers is currently on a good and normal basis, and the Company has not experienced any problems with customers or suppliers since January 1, 2004. To the best of the Company's and the Shareholders' knowledge, the Transactions will not adversely affect the Company's relations with any of the customers or suppliers of the Company.

3.18 Taxes.
  3.18.1 Schedule 3.18 contains an accurate and complete list of all Tax Returns with respect to the Company's last five fiscal years. "Tax Returns" means all federal, state, local, foreign and other Tax returns and reports, information returns, statements, declarations, estimates, schedules, notices, notifications, forms, elections, certificates or other documents the Company is required to file or submit (including any amended Tax Returns) to any Governmental Body with respect to the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax. Accurate and complete copies of all federal, state, local and foreign income, sales and use Tax Returns filed by the Company with respect to its last five fiscal years are attached to Schedule 3.18, and accurate and complete copies of all other Tax Returns listed thereon have been delivered to Buyer.

3.18.2 Except as set forth on Schedule 3.18: (i) the Company has properly and timely filed all Tax Returns required to be filed by it, all of which were accurately prepared and completed in full compliance with all Laws; (ii) the Company has paid all Taxes required to be paid by it (whether or not such Taxes were shown as due on a Tax Return);
(iii) no audit of the Company by any governmental taxing authority has ever been conducted, is currently pending or, to the best of the Company's and Shareholders' knowledge, is threatened; (iv) no notice of any proposed Tax audit, or of any Tax deficiency or adjustment, has been received by the Company, and there is no reasonable basis for any Tax deficiency or adjustment to be assessed against the Company;
(v) there are no agreements or waivers currently in effect that provide for an extension of time for the assessment of any Tax against the Company; (vi) the Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP; (vii) since the Latest Balance Sheet Date, the Company has not incurred any liabilities for Taxes except in the ordinary course of business consistent with past practices and except in connection with a sale of real property closed by the Company in September 2004; and (ix) no Proceeding is pending or has been threatened, and no claim has been or is likely to be asserted, against or with respect to the Company in respect of any Tax.
3.18.3 There are no Encumbrances on any of the Assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.
3.18.4 The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other third party and all IRS Forms W-2 and 1099 required with respect thereto have been properly completed and timely filed.
3.18.5 The Company is not a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of (i) any "excess parachute payment" within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign tax law) and (ii) any amount that would not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign tax law).
3.18.6 The Company (a) has not been a member of an affiliated group filing a consolidated federal income tax return and (b) does not have any liability for the Taxes of any Person (other than the Company under Reg. 1.1502-6 (or any similar provision of state, local, or foreign law)), as a transferee or successor, by contract, or otherwise.
3.18.7 The unpaid Taxes of the Company (i) did not, as of the date of the Latest Balance Sheet, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Latest Balance Sheet of the Company included in the Financial Statements and (ii) do not and will not exceed the reserve as adjusted for the passage of time through the Closing Date in accordance with the past customs and practice of the Company in filing its Tax Returns. Since the date of the Latest Balance Sheet and exclusive of gain on the sale of Excluded Real Property, closed prior to September 30, 2004, the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as the term is used in GAAP, outside the Ordinary Course of Business consistent with past custom and practice.
3.18.8 The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.
3.18.9 None of the Shareholders are foreign persons within the meaning of Section 1445 of the Code.
3.18.10 The Company has not been the "distributing corporation" (within the meaning of Section 355(a)(1) of the Code) nor the "controlled corporation" (within the meaning of Section 355(a)(1) of the Code) within the two-year period ending as of the date of this Agreement.
3.18.11 The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: [i] change in method of accounting for a taxable period ending prior to the Closing Date; [ii] "closing agreement" as defined in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; [iii] intercompany transactions or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); [iv] installment sale or open transaction disposition made on or prior to the Closing Date; or [v] prepaid amount received after the Closing Date.
3.18.12 The Company has disclosed to the Internal Revenue Service on the appropriate Tax Returns any Reportable Transaction in which the Company has participated. The Company has retained all documents and other records pertaining to any Reportable Transaction in which the Company has participated, including documents and other records listed in Treasury Regulation Section 1.6011-4(g) and any other documents or other records which are related to any Reportable Transaction in which the Company has participated but not listed in Treasury Regulation
Section 1.6011-4(g).
     3.19 Proceedings and Judgments.

  3.19.1 Except as set forth on Schedule 3.19: (i) no Proceeding is currently pending or, to the knowledge of the Company and the Shareholders, threatened, nor has any Proceeding occurred at any time since January 1, 2002, to which the Company is or was a party, or by which the Company or any Assets or business of the Company is or was affected; (ii) no Judgment is currently outstanding, nor has any Judgment been outstanding at any time since January 1, 2002, against the Company, or by which the Company or any Assets or Business of the Company is or was affected; and (iii) no breach of contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature has been asserted or, to the knowledge of the Company and the Shareholders, threatened by or against the Company at any time since January 1, 2002, and, to the knowledge of the Company and the Shareholders, there is no basis for any such claim. Except as set forth on Schedule 3.19, no event has occurred, and no claim, dispute or, to the knowledge of the Company and the Shareholders, other condition or circumstance exists, that would reasonably be expected to, directly or indirectly, give rise to or serve as a basis for the commencement of any Proceeding described in this Section 3.19.1.

3.19.2 As to each matter described on Schedule 3.19, accurate and complete copies of all pertinent pleadings, judgments, orders, correspondence and other legal documents have been delivered to Buyer.
3.19.3 To the best of the Company's and the Shareholders' knowledge, no officer or employee of the Company is subject to any Judgment that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the Business of the Company.
3.19.4 There is no proposed Judgment that, if issued or otherwise put into effect, (i) would reasonably be expected to have an adverse effect on the Business, condition, Assets, technology, liabilities, operations, employees, financial performance, revenues, net income, political environment, economic environment or prospects of or with respect to the Company (or on any aspect or portion thereof) or on the ability of the Company or the Shareholders to comply with or perform any covenant or obligation under this Agreement, or (ii) would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement or making it more difficult for Buyer to realize any anticipated benefit of any of the transactions contemplated by this Agreement.
     3.20 Insurance. Schedule 3.20 contains an accurate and complete list and description of all Insurance Policies (excluding Insurance Policies that constitute the Employee Benefit Plans described on Schedule 3.16) currently owned or maintained by the Company. Except as set forth on
Schedule 3.20, accurate and complete copies of all Insurance Policies described or required to be described on Schedule 3.20 have been delivered to Buyer. Each such Insurance Policy is in full force and effect; the Company has not received notice of cancellation with respect to any such Insurance Policy; and the Company has no knowledge of any basis for the insurer thereunder to terminate any such Insurance Policy. Except as set forth on Schedule 3.20, there are no claims that are pending under any of the Insurance Policies described on Schedule 3.20.

3.21 Questionable Payments. Neither the Company, the Shareholders, nor any of the current or former shareholders, directors, executives, officers, representatives, agents or employees of the Company (when acting in such capacity or otherwise on behalf of the Company or any of its predecessors): (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977; (d) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties;
(e) has made at any time since January 1, 2002, any false or fictitious entries on the books and records of the Company; (f) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of the Company; or (g) has made any material favor or gift that is not deductible for federal income tax purposes using corporate funds or otherwise on behalf of the Company.
3.22 Related Party Transactions. Except as described on Schedule 3.22 and except for any employment Contracts listed on Schedule 3.14, there are no real estate leases, personal property leases, loans, guarantees, Contracts, transactions, understandings or other arrangements of any nature between or among the Company and any current or former shareholder, director, employee, officer or controlling Person of the Company (or any of its respective predecessors) or any other Person affiliated with the Company (or any of its respective predecessors).
3.23 Brokerage Fees. Except as set forth on Schedule 3.23, no Person acting on behalf of the Company or any of the Shareholders is or shall be entitled to any brokerage or finder's fee in connection with the Transactions.
3.24 Investment Matters.
          3.24.1 Each of the Shareholders (i) has carefully read and understands (a) the Buyer SEC Documents and (b) the risk factors related to Buyer as set forth on Exhibit 3.24.1 attached hereto, and
(ii) is acquiring the Buyer Common Shares and the Notes (collectively, the "Halifax Securities") for his own account as principal for investment and not with a view toward resale or distribution thereof in violation of the securities laws.

3.24.2 Each of the Shareholders represents and warrants that he has knowledge and experience in financial and business matters and that he is capable of evaluating the merits and risks of the investment in the Halifax Securities to reach an informed and knowledgeable decision to acquire the Halifax Securities or that he has relied on advisers with such knowledge and experience.
3.24.3 Each of the Shareholders or his advisor has had an opportunity to ask questions and receive answers from Buyer concerning Buyer, and has been furnished with all information about Buyer that he has requested. Each Shareholder is an "accredited investor" as defined in Rule 501(a) of the Securities Act of 1933, as amended, and such shareholder alone has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of the investment in the Halifax Securities being issued hereunder.
3.24.4    Reserved.
3.24.5 Each of the Shareholders represents and warrants that (i) he maintains his domicile at the address shown in Section 13.3 hereof,
(ii) he has no need for liquidity in the investment in the Halifax Securities, (iii) all of his investments in and commitments to non-liquid investments are, and after a purchase of the Halifax Securities will be, reasonable in relation to his net worth and current needs,
(iv) he is able to bear the economic risk of losing the entire investment in the Halifax Securities, and (v) the financial information provided by him accurately reflects his financial condition, with respect to which he does not anticipate any material adverse changes.
3.24.6 Each of the Shareholders understands that the Halifax Securities to be issued hereunder have not been registered under either the Securities Act of 1933 or the securities laws of any state and, as a result thereof, are subject to substantial restrictions on transfer and shall bear a legend restricting the transfer of such securities.
3.24.7 Each of the Shareholders understands that (i) except as may be provided in the Registration Rights Agreement, Buyer has no obligation or intention to register the Halifax Securities issued hereunder under any federal or state securities laws, or to take any action which would make available any exemption from the registration requirements of such laws, and (ii) therefore, each Shareholder may be precluded from selling or otherwise transferring or disposing of any of such Halifax Securities or any portion thereof and may have to bear the economic risk of its investment therein for an indefinite period of time.
3.24.8 Each of the Shareholders or his advisor, if any, understands that an investment in the Halifax Securities issued hereunder involves certain risks and has taken full cognizance of and understands all of the risk factors relating to the purchase of such Halifax Securities, including those set forth under the caption "Risk Factors" in any Form 10-K included as part of the Buyer SEC Documents and such risk factors set forth on Exhibit 3.24.1 attached hereto.
3.24.9    Intentionally Omitted.
3.24.10 Each of the Shareholders understands that any information furnished by Buyer to the Shareholders or the Company does not constitute investment, accounting, legal or tax advice. Each Shareholder, in making the investment in the Halifax Securities contemplated hereunder, is relying, if at all, solely upon the advice of such Shareholder's tax advisers with respect to the federal and/or state tax aspects of an investment in the Halifax Securities and, except as expressly provided otherwise in this Agreement, Buyer has not made any representation regarding the tax consequences of such investment in the Halifax Securities.
3.24.11 Each of the Shareholders or his advisor, if any, understands that the Halifax Securities are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that Buyer and controlling persons thereof are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings related to the Shareholders set forth herein and in the Questionnaires, attached hereto as Exhibit 3.24.11, in order to determine the applicability of such exemptions and the suitability of him to acquire the Halifax Securities being issued hereunder.
3.24.12 Each of the Shareholders represents and warrants that he is unaware of, is in no way relying on, and did not become aware of the offering of the Halifax Securities through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of the Halifax Securities and is not subscribing for such Halifax Securities and did not become aware of the offering of the Halifax Securities through or as a result of any seminar or meeting to which such Shareholder was invited by, or any solicitation of a subscription by, a person not previously known to such Shareholder in connection with investments in securities generally.
3.24.13 Each of the Shareholders acknowledges that he has been provided confidential information regarding Buyer and agrees not to (and agrees to cause his consultants and representatives not to) distribute or disclose such information to any other party without the prior written consent of Buyer. Each of the Shareholders agrees not to (and agrees to cause his consultants and representatives not to) engage in any purchase or sale transaction in Buyer's securities following receipt of this non-public information until such time as this non-public information is disclosed to the public generally or such Shareholder is advised by Buyer that it is acceptable to do so.
     3.25 Full Disclosure. No representation or warranty made by the Company or the Shareholders in this Agreement or pursuant hereto (a) contains any untrue statement of any fact; or (b) omits to state any fact that is necessary to make the statements made, in the context in
which  made,  not false or misleading in any respect.   The  copies  of
documents   attached  as  Schedules  to  this  Agreement  or  otherwise delivered to Buyer in connection with the transactions contemplated hereby, are accurate and complete, and are not missing any amendments, modifications, correspondence or other related papers which would be pertinent to Buyer's understanding thereof in any respect. To the best of the Company's and the Shareholders' knowledge (except that Dan Lane's knowledge shall be limited to his actual knowledge thereof), there is no fact that has not been disclosed to Buyer in the Schedules to this Agreement or otherwise in writing, that was or is or, so far as either the Company or the Shareholders can reasonably foresee, will have a Material Adverse Effect.

        Section 4:     Representations of Buyer and Merger Sub

     Knowing that the Shareholders are relying thereon, Buyer and Merger Sub, jointly and severally, represent and warrant to the Shareholders as of the date of this Agreement, and covenant with the Shareholders, as follows:

     4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Virginia. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Buyer and Merger Sub possesses the full power and authority to own its Assets, conduct its business as and where such business is presently conducted, and enter into, deliver and perform this Agreement and to consummate the Transactions, except where the failure to be so qualified, registered or in good standing would not reasonably be expected to have a material adverse effect on the Buyer. All of the issued and outstanding shares of capital stock of Merger Sub are owned, beneficially and of record, by Buyer.

4.2 Authority; Non-Contravention. Each of Buyer's and Merger Sub's execution, delivery and performance of this Agreement, the Notes, and each other agreement to which Buyer or Merger Sub is or becomes a party pursuant to this Agreement, and its consummation of the Transactions
(a) have been duly authorized by all necessary actions by their respective boards of directors and; (b) do not require any approval or actions by the stockholders of Buyer; (c) do not constitute a violation of or default under their respective charters or bylaws; (d) do not constitute a default or breach (immediately or after the giving of notice, passage of time or both) under any Contract to which Buyer or Merger Sub is a party or by which they are bound; (e) do not constitute a violation of any Law or Judgment that is applicable to them or to their respective businesses or Assets, or to the Transactions; and
(f) except as stated on Schedule 4.2, do not require the Consent of any Person. This Agreement, the Notes, and each other agreement to which Buyer or Merger Sub is or becomes a party pursuant to this Agreement constitutes the valid and legally binding agreement of each of Buyer and Merger Sub, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditor's rights generally.
4.3 Buyer's Stock. The total authorized shares of capital stock of Buyer is 7,500,000, consisting of 6,000,000 Buyer Common Shares, of which 2,920,412 shares are issued and outstanding as of the date hereof, and 1,500,000 shares of preferred stock, $0.24 par value per share, none of which are issued or outstanding. Buyer has issued (i) warrants granting the holders thereof the right to purchase, on or before July 22, 2008, an aggregate of 58,393 Buyer Common Shares at an exercise price per share of $4.93 and (ii) warrants to one or more of its investment advisors granting the holders thereof the right to purchase, on or before March 4, 2008, an aggregate of 50,000 Buyer Common Shares at an exercise price per share of $3.19. Buyer has (i) 500,000 shares of Common Stock authorized for issuance under its stock incentive plans (with (a) 400,000 authorized under Buyer's incentive plan for employees and (b) 100,000 authorized under Buyer's plan for directors), and (ii) outstanding under such plans options to purchase 472,450 shares as of the date hereof (with (a) 372,450 outstanding under Buyer's plan for employees and (b) 100,000 outstanding under Buyer's plan for directors). Except for the Deferred Merger Consideration under this Agreement and under that certain Agreement and Plan of Merger dated August 29, 2003 related to Buyer's acquisition of Microserv, Inc. (the "Microserv Merger Agreement") and except as described above or on Schedule 4.3, Buyer has not issued any securities exercisable to purchase or convertible into capital stock of Buyer or any subsidiary of Buyer nor is Buyer or any subsidiary otherwise bound by any agreement, whether absolute or contingent, to issue any such securities. Each issued and outstanding share of capital stock of Buyer has been duly authorized and is validly issued and outstanding and their issuance and sale have not violated any preemptive rights. The Buyer Common Shares to be issued hereunder, when so issued, shall be duly authorized and validly issued, fully paid and nonassessable and shall not have been issued in violation of any preemptive right.
4.4 Indebtedness. Buyer does not have any secured debt, except as set forth on Schedule 4.4, which describes the name of any lender, the maximum amount Buyer can borrow under the loan facility, and the amount actually borrowed as of a recent date. Buyer has outstanding subordinated promissory notes to Research Industries Incorporated ("RII") in the aggregate principal amount of $2,000,000, and a convertible subordinated debenture to RII with a balance at Closing of $400,000. Except for the foregoing and except for the notes issued to the former shareholders of Microserv, Inc. in the aggregate principal amount of $493,934 (pursuant to the Microserv Merger Agreement), Buyer does not have any secured debt, any outstanding indebtedness for borrowed money, or any agreement pursuant to which Buyer can borrow money from any Person. Accurate and complete copies of all agreements, notes, amendments or other documents relating to all of the foregoing have been delivered or are available to the Company and the Shareholders. Subject to receiving consents from applicable lenders, which consents are listed on Schedule 4.5, Buyer has, or by Closing shall have the right to pay the obligations of Buyer under the Notes to the Shareholders as and when such obligations become due unless a default is declared under Buyer's senior and subordinated loan documents.
4.5 Consents. Except as set forth on Schedule 4.5 attached hereto, no consent, approval, authorization, order, license, permit, filing or registration with any governmental entity or other regulatory body is required of Buyer or Merger Sub as a condition of their execution, delivery or performance of this Agreement, the Notes, or any other agreements to which Buyer or Merger Sub are or become a party pursuant to this Agreement or their respective consummations of the Transactions.
4.6 SEC Filings. Buyer has timely filed with the SEC all of the reports that it has been required to file pursuant to Section 13 or 14 of the Securities Exchange Act of 1934, as amended (the "1934 Act") in respect of all periods, events or stockholder actions since April 1, 2002 ("Buyer SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Buyer SEC Documents complied in all material respects with the applicable requirements of the 1934 Act; and (ii) none of the Buyer SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
4.7 Questionable Payments. Neither Buyer and Merger Sub, nor any of the current or former shareholders, directors, executives, officers, representatives, agents or employees of Buyer and Merger Sub (when acting in such capacity or otherwise on behalf of Buyer and Merger Sub or any of its predecessors): (a) has used or is using any corporate funds for any illegal contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) has used or is using any corporate funds for any direct or indirect unlawful payments to any foreign or domestic government officials or employees; (c) has violated or is violating any provision of the Foreign Corrupt Practices Act of 1977; (d) has established or maintained, or is maintaining, any unlawful or unrecorded fund of corporate monies or other properties;
(e) has made at any time since January 1, 2002, any false or fictitious entries on the books and records of Buyer and Merger Sub; (f) has made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature using corporate funds or otherwise on behalf of Buyer and Merger Sub; or (g) has made any material favor or gift that is not deductible for federal income tax purposes using corporate funds or otherwise on behalf of Buyer and Merger Sub.
4.8 Brokerage Fees. Except for Fairmount Partners LP, no Person acting on behalf of Buyer and Merger Sub is or shall be entitled to any brokerage or finder's fee in connection with the Transactions.
     4.9  Proceedings and Judgments.

   4.9.1 Except as set forth on Schedule 4.9 and except for matters that would not reasonably be expected to have a material adverse effect on the business of Buyer and Merger Sub: (i) no material Proceeding is currently pending or, to the knowledge of Buyer, threatened, to which either Buyer or Merger Sub is or was a party, or by which either Buyer or Merger Sub or any Assets or business of the either Buyer or Merger Sub is or was affected; (ii) no material Judgment is currently outstanding against Buyer or Merger Sub, or by which the Buyer or Merger Sub or any of their respective Assets or business is or was affected; and (iii) no material breach of contract, breach of warranty, tort, negligence, infringement, product liability, discrimination, wrongful discharge or other claim of any nature is being asserted or threatened by or against either Buyer or Merger Sub, and, to the knowledge of Buyer, there is no basis for any such claim. Except as set forth on Schedule 4.9, no event has occurred, and no claim, dispute or, to the knowledge of Buyer and Merger Sub, other condition or circumstance exists, that would reasonably be expected to directly or indirectly give rise to or serve as a basis for the commencement of any material Proceeding described in this Section 4.9.1.

4.9.2 There is no proposed Judgment that, if issued or otherwise put into effect, (i) would reasonably be expected to have a material adverse effect on the business, condition, Assets, technology, liabilities, operations, employees, financial performance, revenues, net income, political environment, economic environment or prospects of or with respect to the Company (or on any aspect or portion thereof) or on the ability of Buyer or Merger Sub to comply with or perform any covenant or obligation under this Agreement, or (ii) would reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.
     4.10 Compliance with Laws; Permits. Except as otherwise provided in the Schedules hereto, each of Buyer and Merger Sub are in material compliance with each Judgment and with each Law that is applicable it, including Laws relating to Employee Benefit Plans. Each of Buyer and Merger Sub have obtained and hold all material Permits required for the lawful operation of its business as and where such business is presently conducted.

4.11 Tangible Property. Each of Buyer and Merger Sub has good and marketable title to all of its Tangible Property free and clear of any Encumbrances, except for liens in connection with Indebtedness referenced in Section 4.4 hereof or on Schedule 4.4 attached hereto.
All of Buyer's and Merger Sub's Tangible Property is located at such entities' respective offices or facilities and each such entity has the right to require the immediate return of any of its Tangible Property which is not located at its offices or facilities. All Tangible Property of the Company, wherever located, (i) is in good condition, ordinary wear and tear excepted, and (ii) materially complies with, and is being operated and otherwise used in material compliance with, all applicable Laws.
4.12 Employees and Independent Contractors.
 4.12.1 Buyer and Merger Sub are in material compliance with all Laws relating to employment practices.

4.12.2 Buyer and Merger Sub are not a party to or bound by any union or collective bargaining Contract.
4.12.3 Since January 1, 2001, Buyer and Merger Sub have not experienced any labor problem that was or is material to it.
     4.13 Contracts. With the exception of matters that would not reasonably be expected to have a material adverse effect on the business operations and financial condition of Buyer and Merger Sub:
(i) each contract with Buyer's and Merger Sub's customers are valid and in full force and effect, and are enforceable by Buyer and Merger Sub in accordance with its terms, (ii) neither Buyer nor Merger Sub, or to their knowledge, any other Person has violated, breached, or declared or committed any default under, any Contract to which either Buyer or Merger Sub is a party.

4.14 Full Disclosure. No representation or warranty made by Buyer and Merger Sub in this Agreement or pursuant hereto (a) contains any untrue statement of any fact; or (b) omits to state any fact that is necessary to make the statements made, in the context in which made, not false or misleading in any respect. The copies of documents attached as Schedules to this Agreement or otherwise delivered to the Company in connection with the transactions contemplated hereby, are accurate and complete, and are not missing any amendments, modifications, correspondence or other related papers which would be pertinent to the Company's understanding thereof in any respect. To the best of Buyer and Merger Sub's knowledge, there is no fact that has not been disclosed to the Company in the Schedules to this Agreement or otherwise in writing, that was or is or, so far as either Buyer and Merger Sub can reasonably foresee, will have a Material Adverse Effect.
                   Section 5:     Closing Deliveries

   5.1 The Company's and the Shareholders' Obligations at Closing. At the Closing (or in the case of item 5.1.1 within a reasonable period of time after Closing), the Company and the Shareholders shall deliver the following to Buyer and Merger Sub:

  5.1.1 Certificates representing all issued and outstanding shares of Company Common Stock.

5.1.2 All instruments or documents necessary to change the names of the individuals who have access to or are authorized to make withdrawals from or dispositions of all bank accounts, other accounts, certificates of deposits, marketable securities, other investments, safe deposit boxes, lock boxes and safes of the Company described on
Schedule 3.4 and all keys and combinations to all safe deposit boxes, lock boxes and safes of the Company and other depositories described on
Schedule 3.4.
  5.1.3 The Articles of Merger and, if applicable, the Certificate of Merger, each in form and substance acceptable to the parties, duly executed by the Company.

5.1.4 The original (or facsimile) signed copies of all Consents listed on Schedule 3.2.
5.1.5 The Registration Rights Agreement duly executed by the each of the Shareholders.
5.1.6 All of the existing original minute books, stock and share books and similar records of the Company and duly executed resignations, dated the Closing Date, of all directors and officers of the Company other than as specified by Buyer.
5.1.7 Good standing certificate of the Company dated no earlier than ten (10) days before the Closing Date, from its jurisdiction of incorporation.
5.1.8 A certificate of the Secretary of the Company as to the incumbency and signatures of the officers of the Company executing this Agreement.
5.1.9 Copies of the resolutions duly adopted by the board of directors and shareholders of the Company authorizing the Company to execute, deliver and perform this Agreement and the other agreements and documents contemplated hereby and to consummate the Transactions contemplated hereby and thereby, certified by an officer of the Company as in full force and effect, without modification or rescission, on and as of the Closing Date.
5.1.10    The General Release in the form attached hereto as Exhibit
5.1.10 (the "General Release") duly executed by each of the Shareholders.
5.1.11 Receipts acknowledging payment to Shareholders of the Closing Date Merger Consideration.
5.1.12    The Key Employee Agreement(s) in the form attached hereto as
Exhibit 5.1.12 (the Key Employee Agreements") duly executed by each Key
Employee.
5.1.13 Payoff statements or termination statements and any other termination documents terminating all Encumbrances and claims in and to the Assets of the Company and the shares of capital stock of the Company (including, without limitation, liens recorded by Liberty
Bank), except those Encumbrances which Buyer agrees in writing to assume.
5.1.14 The Restrictive Covenant Agreement in the form attached hereto as Exhibit 5.1.14 (the "Restrictive Covenant Agreement") duly executed by each of the Shareholders.
5.1.15    An Investor Suitability Questionnaire (to be attached as
Exhibit 3.24.11 hereof) delivered by each Shareholder.
5.1.16 All documents pertaining to the transfer of the Excluded Real Property and related debt from the Company.
5.1.17 All other agreements, certificates, instruments, financial statement certifications and documents reasonably requested by Buyer in order to fully consummate the Transactions and carry out the purposes and intent of this Agreement.
   5.2 Buyer's and Merger Sub's Obligations at Closing. At the Closing, Buyer and Merger Sub shall deliver the following to the Shareholders:

    5.2.1 Certificates representing the Buyer Common Shares issued to the Shareholders as contemplated by the Ownership Schedule.

5.2.2 The Notes duly executed by Buyer, in amounts set forth on the Ownership Schedule.
5.2.3 With respect to the Cash Payment, checks or wire transfers delivered to each Shareholder in amounts consistent with the Ownership Schedule.
5.2.4 The Certificate of Merger and, If required to be executed by Merger Sub in accordance with applicable Law, the Articles of Merger, each duly executed by Merger Sub.
5.2.5 The Registration Rights Agreement in the form attached hereto as Exhibit 5.2.5 (the "Registration Rights Agreement") duly executed by Buyer.
5.2.6     The Key Employee Agreements duly executed by Buyer.
5.2.7 Good standing certificates or certificates of existence or subsistence, as the case may be, for each of Buyer and Merger Sub, dated no earlier than ten (10) days before the Closing Date, from the Commonwealth of Virginia and State of Delaware, as the case may be.
5.2.8 Copies of the resolutions duly adopted by the respective boards of directors of each of Buyer and Merger Sub authorizing Buyer and Merger Sub, respectively, to execute, deliver and perform this Agreement and the documents contemplated hereby, and to consummate the Transactions contemplated hereby and thereby, certified by an officer of Buyer and Merger Sub, respectively, as in full force and effect, without modification or rescission, on and as of the Closing Date.
5.2.9 A certificate of an appropriate officer of each of Buyer and Merger Sub as to the incumbency and signatures of the officers of Buyer and Merger Sub, respectively, executing this Agreement.
5.2.10 All other agreements, certificates, instruments and documents reasonably requested by the Company or the Shareholders in order to fully consummate the Transactions and carry out the purposes and intent of this Agreement.
    Section 6:     Certain Rights and Obligations of Buyer and the
                      Shareholders after Closing

   6.1 Restrictions on Dispositions of Buyer Common Shares. From and after the Closing Date, none of the Shareholders shall sell, assign, give, pledge or otherwise transfer, dispose of or reduce his or its risk relating to any of his Buyer Common Shares until the twelve month anniversary of the Closing Date has expired and, thereafter, only in compliance with applicable federal and state securities Laws.

   6.2 Cooperation with Buyer and the Surviving Corporation. From and after the Closing Date, (a) each of the Shareholders shall fully cooperate to transfer to Buyer and the Surviving Corporation the full control of the Business and Assets of the Company, (b) none of the Shareholders shall take any action, directly or indirectly, alone or together with others, which obstructs or impairs the assumption by Buyer and the Surviving Corporation of control of the Business and Assets of the Company; and (c) the Shareholders shall promptly deliver to Buyer and the Surviving Corporation all correspondence, papers, documents and other items and materials received by them or found to be in their possession which pertain to the Business or the Assets of the Company and (d) the Shareholders shall use their reasonable best efforts to cooperate with Buyer and the Surviving Corporation in connection with the preparation and audit of any financial statements of the Company, including, without limitation, where appropriate, the signing of such reasonable accurate management representation letters as are required in connection with such audit. At any time and from time to time after the Closing Date, at Buyer's request and without further consideration, each of the Shareholders shall promptly execute and deliver all such further agreements, certificates, instruments and documents and perform such further actions as Buyer may reasonably request, in order to fully consummate the Merger and the other Transactions contemplated hereunder and to fully carry out the purposes and intent of this Agreement, including, but not limited to, such documents and actions as may be required in connection with the continuation or termination of the Employee Benefit Plans of the Company, the adoption by the Surviving Corporation of Buyer's Employee Benefit Plans, and the filing of tax returns of the Company for all periods ending on, before or including the Closing Date.

6.3  Taxes.
6.3.1 Tax Periods Through the Closing Date. The Shareholders shall prepare or cause to be prepared all Tax Returns for the Company for all Tax periods ending prior to the Closing Date which are to be filed prior to the Closing Date. The Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all Tax periods ending on or prior to the Closing Date ("Pre-Closing Tax Periods") which are required to be filed after the Closing Date. The Buyer shall provide the Shareholders with copies of such Tax Returns at least ten days prior to the filing date (including applicable extension periods) and the Shareholders shall have an opportunity to review such Tax Returns. The Buyer shall accept any reasonable comments of Shareholders regarding such Tax Returns. The Shareholders shall be responsible for all Taxes of the Company for all Pre-Closing Tax Periods and shall pay to (or as directed by) the Company any Taxes of the Company for all Pre-Closing Tax Periods to the extent such Taxes (x) have not already been paid by the Company prior to the Closing or (y) are not reflected in the accrual for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) on the Closing Date Balance Sheet or the Actual Closing Net Assets statement, and such payments shall be made in each applicable case within fifteen (15) days after the date when the Company notifies the Shareholders of an amount of such Taxes that is payable to the relevant Government Body.

6.3.2 Tax Periods Straddling the Closing Date. The Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Surviving Corporation for Tax periods which begin before the Closing Date and end after the Closing Date ("Straddle Tax
Periods").   The Shareholders shall pay to the Buyer an amount equal to the portion of such Taxes which relates to the portion of such Straddle Tax Period ending on the Closing Date to the extent such Taxes are not reflected in the accrual for Taxes (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the Closing Date Balance Sheet or the Actual Closing Net Assets statement. Any such payment for Taxes for any Straddle Tax Period shall be made by the Shareholders to the Buyer within fifteen (15) days of the date when the Surviving Corporation notifies the Shareholders of an amount of such Taxes that is payable to
the relevant Government Body.    For purposes of this Section 6.3.2, in
the case of any Taxes that are imposed on a periodic basis and are payable for a Straddle Tax Period, the portion of such Tax which relates to the portion of such Tax period ending on the Closing Date shall (x) in the case of any Tax other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Closing Date and the denominator of which is the number of days in the entire Tax period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date. Any credits relating to a Straddle Tax Period shall be taken into account as though the relevant Tax period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice (to the extent permitted by law) of the Company.
6.3.3 Tax Periods After the Closing Date. Buyer shall timely prepare and file or cause to be timely prepared and filed all Tax Returns for the Surviving Corporation required to be filed for taxable periods beginning after the Closing Date. Buyer shall timely pay or cause to be paid the amount of Taxes due shown on such Returns.
     6.4 Transfer Taxes. Notwithstanding any other provisions of this Agreement to the contrary, the Shareholders shall pay all sales, use, stock transfer, stamp, recording, real property transfer and similar taxes, if any, required to be paid in connection with the Merger contemplated in this Agreement.

6.5 Reportable Transactions. The Shareholders and the Surviving Corporation agree to retain all documents and other records for the appropriate period of time as set forth in Treasury Regulation Section 1.6011-4(g) which relate to any Reportable Transaction in which the Company has participated.
6.6  Cooperation on Tax Matters.
 6.6.1 Buyer, the Surviving Corporation, and the Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any Proceeding. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Surviving
Corporation and the Shareholders agree (A) to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Shareholders, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any Governmental Body, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Surviving Corporation and the Shareholders, as the case may be, shall allow the other party to take possession of such books and records.

6.6.2 Buyer shall provide Shareholders with notice of any written inquiries, audits, examinations or proposed adjustments by the Internal Revenue Service or any other Governmental Body, which relate to any Pre-Closing Tax Periods within thirty days of receipt of such notice. The Shareholders shall have the sole right to represent the interests of the Company in any Tax audit or other Proceeding relating to any Pre-Closing Tax Periods, to employ counsel of their choice at their expense, and to settle any issues and to take any other actions in connection with such Proceedings relating to such taxable periods; provided, however, that the Shareholders shall use reasonable efforts to inform Buyer of the status of any such Proceedings, shall provide Buyer (at Buyer's cost and expense) with copies of any pleadings, correspondence, and other documents as Buyer may reasonably request, shall consult with Buyer prior to the settlement of any such
Proceedings and shall obtain the prior written consent of Buyer prior to the settlement of any such Proceedings that would affect Buyer in any taxable period ending after the Closing Date, which consent shall not be unreasonably withheld. Buyer shall have the right to control all other Tax audits or Proceedings of the Surviving Corporation; provided, however, that Buyer shall not settle any such Proceedings without the consent of the Shareholders, which consent shall not be unreasonably withheld, if the Shareholders would incur any additional Taxes for (i) Pre-Closing Tax Periods or (ii) the portion of the Straddle Tax Period ending on the Closing Date. Buyer and the
Surviving Corporation shall execute and deliver to the Shareholders such powers of attorney and other documents as may be necessary or appropriate to give effect to the foregoing.
6.6.3 Buyer and the Shareholders agree, upon request, to use their best reasonable efforts to obtain any ruling, certificate or other document from any Governmental Body or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the
transactions contemplated hereby).
     6.7 Disposition of Company Employee Benefit Plans. As soon as is practicable after the Effective Time, Buyer shall review the Company Employee Benefit Plans to determine which such plans should remain in effect as plans of the Surviving Corporation and which should be replaced with Buyer's Employee Benefit Plans, with a view toward replacing  all  of  the  Company Employee Benefit  Plans  with  Buyer's
Employee   Benefit   Plans  except  where  cost  factors   or   unusual
circumstances dictate otherwise.

6.8 Termination of Certain Insurance Policies. As soon as is practicable after the Effective Time, Buyer and the Shareholders, if applicable, shall terminate each of the term life (applicable to the Shareholders) and key man (applicable to L.L. Whiteside) insurance policies set forth on Schedule 3.16 (the "Policies").
                    Section 7:     Indemnification

     7.1 The Company's and Shareholders' Indemnification. Subject to Sections 7.4 and 7.5 hereof, the Shareholders, with such indemnifying parties being collectively referred to herein as the "Seller Group", jointly and severally (but with respect to Dan Lane, severally, but not jointly), shall indemnify and hold harmless Buyer, Merger Sub and the Surviving Corporation, and their respective successors and assigns, and their respective directors, officers, employees, agents, representatives, subsidiaries and affiliates (each, a "Buyer Indemnified Party" and collectively, the "Buyer Indemnified Parties") from and against any and all actions, suits, claims, demands, debts, liabilities, obligations, losses, damages, costs and expenses including reasonable attorney's fees and court costs (each a "Loss" and collectively, "Losses"), arising out of or caused by, directly or indirectly, any of the following:

  7.1.1 Any breach of any warranty or representation made by any of the Seller Group in or pursuant to this Agreement.

7.1.2 Any failure or refusal by any of the Seller Group to satisfy or perform any covenant in this Agreement or any agreement or document contemplated hereby required to be satisfied or performed by it.
7.1.3 Any Obligations (i) in respect of Taxes of the Company (or any of its predecessors or successors) for any Pre-Closing Tax Periods and the portion through the end of the Closing Date for any Straddle
Tax Period and (ii) for the unpaid Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract or otherwise; provided, however, in the case of (i) and (ii), Shareholders shall only be liable to the extent such Taxes exceed the amount, if any, reserved for such Taxes on the Closing Balance Sheet or the Actual Closing Net Assets statement.
   7.1.4 The Excluded Real Property or the transfer thereof from the Company (including any Tax related thereto to the extent such Taxes exceed the amount, if any, reserved for such Taxes on the Closing Balance Sheet or the Actual Closing Net Assets Statement).

7.1.5 Any claims filed against the Company/Surviving Corporation by or on behalf of former shareholders of the Company.
7.1.6     The Policies (as defined in Section 6.8 hereof).
 7.2 Indemnification by Buyer. Subject to Sections 7.4 and 7.5 hereof, Buyer shall indemnify, defend and hold harmless the Shareholders and their respective officers, managers, employees, agents, representatives and successors and assigns (each a "Seller Indemnified Party" and, collectively, the "Seller Indemnified Parties"), from and against any and all Losses, arising out of or caused by, directly or indirectly, any or all of the following:

7.2.1 Any breach of any warranty or representation made by Buyer or Merger Sub in or pursuant to this Agreement.

7.2.2 Any failure or refusal by Buyer or Merger Sub to satisfy or perform any covenant in this Agreement or any agreement to be executed and delivered pursuant to this Agreement that is required to be satisfied or performed by them.
     7.3 Indemnification Procedures. With respect to each event, occurrence or matter (an "Indemnification Matter") as to which any member of the Buyer Indemnified Parties or the Seller Indemnified Parties, as the case may be (the "Indemnitee") is entitled to indemnification from Buyer or the Seller Group, as the case may be (the "Indemnitor") under Section 7.1 or 7.2:

 7.3.1 Within ten (10) days after the Indemnitee receives written documents underlying the Indemnification Matter or, if the Indemnification Matter does not involve a third party action, suit, claim or demand, promptly after the Indemnitee first has actual knowledge of the Indemnification Matter, the Indemnitee shall give notice to the Indemnitor ("Indemnification Notice") of the nature of the Indemnification Matter and the amount demanded or claimed in connection therewith, together with copies of any such written documents; provided, however, that failure to timely provide such notice shall not be a defense to the underlying indemnity claim except to the extent that delay in providing such notice has damaged the Indemnitor.

7.3.2 If a third party action, suit, claim or demand is involved, then, upon receipt of the Indemnification Notice, the Indemnitor shall, at its expense and through counsel of its choice, promptly assume and have sole control over the litigation, defense or settlement (the "Defense") of the Indemnification Matter, except that (i) the Indemnitee may, at its option and expense and through counsel of its choice, participate in (but not control) the Defense; (ii) if the Indemnitee reasonably believes that the handling of the Defense by the Indemnitor may have a material adverse effect on the Indemnitee, its business or financial condition, or its relationship with any customer, prospect, supplier, employee, salesman, consultant, agent or representative, then the Indemnitee may, at its option and expense and through counsel of its choice, assume control of the Defense, provided that the Indemnitor shall be entitled to participate in the Defense at its expense and through counsel of its choice; (iii) the Indemnitor shall not consent to any Judgment, or agree to any settlement, without the Indemnitee's prior written consent (which consent shall not be unreasonably withheld) unless the result of such settlement is the complete and final release of Indemnitee with respect to the matter in dispute; and (iv) if the Indemnitor does not promptly assume control over the Defense or, after doing so, does not continue to prosecute the Defense in good faith, the Indemnitee may, at its option and through counsel of its choice, but at the Indemnitor's expense, assume control over the Defense. In any event, the Indemnitor and the Indemnitee shall fully cooperate with each other in connection with the Defense, including by furnishing all available documentary or other evidence as is reasonably requested by the other.
7.3.3 All amounts owed by the Indemnitor to the Indemnitee (if any) shall be paid in full within ten (10) business days after a final Judgment (without further right of appeal) determining the amount owed is rendered, or after a final settlement or agreement as to the amount owed is executed (the "Indemnification Amount"). If the Indemnification Amount owed by the Indemnitor to the Indemnitee is not paid when due, interest shall accrue on such amount at the rate of ten percent (10%) per annum compounded until paid in full.
     7.4  Limits on Indemnification.  Indemnitor's liability under this
Section 7 shall be limited as follows:

   7.4.1 Except with respect to Carve-Outs (as defined below), the Buyer Indemnified Parties, on the one hand, and the Seller Indemnified Parties, on the other hand, shall not be entitled to be indemnified for Losses under this Section 7 unless the aggregate of such Losses arising hereunder for which indemnification liability would, but for this proviso, exist equals or exceeds $50,000; provided, however, that at such time as the aggregate of such Losses equals or exceeds $50,000, the Buyer Indemnified Parties or Seller Indemnified Parties, as the case may be, shall be entitled to be indemnified against the full amount of such Losses that have been incurred or suffered by such parties (and not merely the portion in excess of $50,000). For purposes of this Agreement, a "Carve-Out" shall mean an Indemnification Matter involving (a) recklessness, intentional misrepresentation, fraud or a criminal matter, (b) title to the Assets of the Company or the capital stock of the Company; (c) the failure of the Shareholders to deliver to Buyer at Closing shares of Company Common Stock representing 100% of the issued and outstanding capital stock of the Company,
(d) Taxes, (e) environmental matters and other Losses with respect to the Excluded Real Property, (f) covenants or other obligations to be performed after Closing (including losses related to the insurance policies listed on Schedule 3.16); or (g) the Policies.

7.4.2 Except with respect to Carve-Outs, (i) the maximum aggregate liability that the Buyer Indemnified Parties or the Seller Indemnified Parties, as applicable, may have with respect to claims for indemnification under this Agreement will be an amount equal to the Merger Consideration, as adjusted pursuant to Section 2.8 hereof, and
(ii) the maximum liability that Dan Lane shall have with respect to claims for indemnification under this Agreement shall be equal to his portion of Merger Consideration received pursuant to this Agreement, as adjusted pursuant to Section 2.8 hereof.
7.4.3
  (a) Subject to Section 7.4.3(b), Dan Lane shall be responsible for a portion of each indemnification claim made by a Buyer Indemnified Party equal to his Ownership Interest multiplied by the dollar amount of the applicable claim.

  (b) Notwithstanding anything contained in this Section 7 to the contrary, with respect to a claim that (i) certain shares of
Company Common Stock were delivered to Buyer without good and marketable title, free and clear of any Encumbrance or (ii) a Shareholder has breached a representation or warranty made by such Shareholder pursuant to Section 3.24 hereof, the applicable Shareholder(s) whose shares of Company Common Stock are the subject of the claim or who breached the representation or warranty, as the case may be, shall be solely liable as an indemnitor with respect to such claim (and shall be responsible for the entire amount of such claim) and no other Shareholder shall have any obligation as an indemnitor in respect thereof.

     7.5  Setoff.

 7.5.1 Buyer's rights to indemnification (with respect to undisputed Indemnification Matters or, if disputed by the Shareholders, such Indemnification Matters resolved or settled (per the dispute resolution provisions set forth in this Agreement) in favor of Buyer) pursuant to this Section 7 shall be satisfied by (i) first, its right to setoff any sums for which a Buyer Indemnified Party is entitled to indemnification under this Section 7 against either (with such decision as to (x) or
(y) below being in the discretion of the applicable Shareholder, subject to the last sentence of this Section 7.5.1) (x) (a) first, amounts due under the Notes, and (b) next, payments of Deferred Merger Consideration contemplated by Section 2.9 hereof, or (y) in connection with claims made by a Buyer Indemnified Party for which an Indemnification Notice is delivered on or before the first annual anniversary of the Closing Date, the delivery by the Shareholders to Buyer of a number of Closing Shares equal to the dollar value of the unsatisfied claim(s) or portion thereof divided by the Closing Shares Price; and (ii) second, to the extent the rights contemplated above with respect to the Notes, Deferred Merger Consideration and Buyer Common Shares are not sufficient or available to satisfy one or more claims, by the Shareholders making payment in immediately available funds. Each Shareholder shall deliver a written notice (the "Election Notice") to Buyer specifying its election with respect to (i)(x) and
(i)(y) above within five days of the date of the determination of the amount of Losses related thereto (either by reason of the Losses being undisputed by the passage of time contemplated herein or the Losses being resolved by the parties). If the Election Notice is not delivered within the time period specified in the previous sentence, the Losses related to such Indemnification Matter shall be satisfied first as contemplated in (i)(x) above and second as contemplated by item (i)(y) above.

7.5.2 If any Indemnification Matters for which a Buyer Indemnified Party is the Indemnitee are pending at a time when Buyer is required to pay or deliver any such amounts due under the Notes or Deferred Merger Consideration to the Indemnitor, then Buyer shall have the right, upon notice to the Indemnitor, to withhold from such payment or delivery, until final determination of such pending Indemnification Matters, the total amount for which the Indemnitor may become liable as a result thereof, as determined by Buyer reasonably and in good faith; provided, however, that such disputed and withheld amounts shall be paid to a mutually agreed upon escrow agent to be subject to an escrow agreement acceptable to the Shareholders and Buyer.
7.5.3 The twelve (12) month prohibition on transfer of the Closing Shares as contained in the Registration Rights Agreement is incorporated herein by reference and shall be deemed extended hereunder if any Indemnification Matters for which a Buyer Indemnified Party is the Indemnittee are pending at the end of such twelve month period until final determination of such pending Indemnification Matters, and if applicable, satisfaction thereof; provided, however, that the extension of the prohibition on transfer shall only apply to that number of Closing Shares which the Indemnitor may become liable to deliver as a result of such Indemnification Matters, as determined by Buyer reasonably and in good faith. Any transfer, sale, assignment, pledge, encumbrance or other disposition of Closing Shares in violation of the restriction contemplated in this Section 7.5.3 or in the Registration Rights Agreement shall be null and void.
7.5.4 If it is necessary for the Shareholders to deliver Closing Shares to Buyer pursuant to Section 7.5.1, each Shareholder shall, within ten days of the Losses being undisputed by the passage of time contemplated herein or the Losses being resolved by the parties, return to Buyer any certificate representing such Closing Shares for cancellation and Buyer, in exchange, will issue or cause to be issued to such Shareholder a new certificate reflecting the appropriate number of Closing Shares held by such Shareholder after the reduction contemplated in Section 7.5.1 herein. If any Shareholder does not deliver to Buyer its certificate as contemplated in the preceding sentence, (i) such certificate shall immediately be deemed cancelled and Buyer shall mark its records to indicate that such certificate has been cancelled and (ii) Buyer shall issue a new certificate to such Shareholder in accordance with the previous sentence. Each Shareholder hereby gives the Secretary of Buyer an irrevocable power of attorney to make such cancellations on Buyer's books on behalf of Buyer in accordance with the foregoing.
 .6 Commercially Reasonable Efforts. The Buyer shall use commercially reasonable efforts (including exercising setoff rights contemplated by
Section 7.5 hereof, if available) to obtain payments severally from the Shareholders based on their respective Ownership Interests for any Indemnification Matter hereunder for a period of thirty (30) days prior to seeking payment with respect to such Indemnification Matter against any one or more Shareholders on a joint and several basis; provided,
however,   that  "commercially  reasonable  efforts"  (as  contemplated hereby) shall not require Buyer to exhaust all of its rights and remedies against the Shareholders on a several basis; provided, further, that nothing in this Section 7.6 shall be interpreted to modify or change the joint and several obligations of the Shareholders under Section 7.

     Section 8:     Other Provisions

     8.1  Intentionally Omitted.

 8.2 Fees and Expenses. Except with respect to indemnification claims which shall be governed by Section 7, Buyer and Merger Sub shall pay all of the fees and expenses incurred by them, and the Company and the Shareholders shall pay all of the fees and expenses incurred by the them, in negotiating and preparing this Agreement (and all other
Contracts and documents executed in connection herewith or therewith) and in consummating the transactions contemplated hereby.

  8.3 Notices. Any notices, requests, demands or other communications required or permitted to be sent hereunder shall be delivered personally or by facsimile, sent by overnight or international courier or mailed by registered or certified mail, return receipt requested, to the following addresses, and shall be deemed to have been received on the day of personal delivery or delivery by facsimile, one business day after deposit with an overnight domestic courier or three business days after deposit in the mail:

     If to Buyer or Merger Sub /       c/o Halifax Corporation
     Surviving Corporation:            5250 Cherokee Avenue
                                       Alexandria, Virginia 22312
                                       Attn: Joseph Sciacca, Chief
                                       Financial Officer
                                       Telefax:  (703) 658-2426

          With a copy to:              Blank Rome LLP
                                       One Logan Square
                                       Philadelphia, PA 19103
                                       Attn:  Barry H. Genkin, Esq.
                                       Telefax: (215) 832-5514

If to the Company or any Shareholder:  L.L. Whiteside
                                       2501 East Loop 820 N.
                                       Fort Worth, Texas 76118
                                       Telefax:  817-284-7216
                                       Charles A. Harper
                                       Dan Lane

          With a copy to:          Holland, Johns, Schwartz & Penny LLP
                                   306 West Seventh Street
                                   Suite 500
                                   Fort Worth, TX 76102-4982
                                   Attn:  Margaret E. Holland
                                   Telefax:  817-332-3140

 8.4 Survival. All representations and warranties (and related rights to indemnification contained herein) made by any party hereto pursuant to this Agreement or any Ancillary Document (as defined below) shall survive the date of this Agreement, the Closing Date and the consummation of the Transactions for a period of twelve (12) months from the Closing Date and in order to obtain indemnification with respect to such representations and warranties, an Indemnification Notice must be delivered within such twelve (12) month period; provided, however, that there shall be no limitation on the survival of the representations and warranties (and the related indemnification obligations) that relate to Carve-Outs and indemnification rights shall be available notwithstanding the date of delivery of any
Indemnification Notice. All statements of fact contained in this Agreement or in any certificate, document or statement (including, without limitation, the Financial Statements) delivered pursuant hereto or in connection with the consummation of the Transactions
(collectively, the "Ancillary Documents") shall be deemed representations and warranties.

8.5 Reliance; Interpretation of Representations. Notwithstanding any right of Buyer and Merger Sub to fully investigate the affairs of the Company and the Shareholders (and vice versa) and notwithstanding any knowledge of facts determined or determinable by Buyer or Merger Sub pursuant to such investigation or right of investigation (and vice versa), Buyer and Merger Sub, on the one hand, and the Company and the Shareholders, on the other hand, have the right to rely fully upon, and have relied upon, the representations, warranties, covenants and agreements contained in this Agreement or in any document delivered to them or any representatives in connection with the transactions contemplated by this Agreement, which representations and warranties are bargained for assurances. Each warranty, representation and covenant contained in this Agreement is independent of all other warranties, representations and covenants contained herein (whether or not covering identical or related subject matter) and must be independently and separately complied with and satisfied.
8.6 Entire Understanding. This Agreement, together with the Exhibits and Schedules hereto, state the entire understanding among the parties with respect to the subject matter hereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof, including all confidentiality agreements and letters of intent previously entered into among some or all of the parties hereto. No amendment or modification of this Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought.
8.7 Parties in Interest; Assignment. This Agreement shall bind, benefit, and be enforceable by and against Buyer, Merger Sub and the Company and their respective successors and assigns, and the Shareholders and their respective heirs, estates and personal representatives. No party shall in any manner assign any of its or his rights or obligations under this Agreement without the express prior written consent of the other parties.
8.8 Waivers. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of, or shall preclude any other or further exercise of, any right, power or remedy.
8.9 Severability. If any provision of this Agreement is construed to be invalid, illegal or unenforceable, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.
8.10 Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, including by facsimile, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.
8.11 Section Headings. Section and subsection headings in this Agreement are for convenience of reference only, do not constitute a part of this Agreement, and shall not affect its interpretation.
8.12 References. All words used in this Agreement shall be construed to be of such number and gender as the context requires or permits.
8.13 Controlling Law. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.
8.14 Arbitration; Jurisdiction and Process.
 8.14.1 The parties shall use their best efforts to amicably resolve any disputes, controversies or misunderstandings concerning the terms and provisions contained in this Agreement prior to seeking arbitration pursuant to this Section 8.14. Should the parties be unable to amicably resolve disputes, controversies and misunderstandings concerning this Agreement, other than claims for equitable remedies and except as otherwise provided herein (including disputes concerning the Merger Consideration adjustment and Deferred Merger Consideration contemplated by Sections 2.8 and 2.9 hereof, respectively), all claims, demands, disputes, controversies, differences or misunderstandings between the parties arising out of, or by virtue of, this Agreement shall be submitted to and determined by arbitration in accordance with this Section 8.14. With respect to any matter being arbitrated hereunder, an arbitrator shall be mutually agreed upon by Buyer and the Shareholders. If Buyer and the Shareholders are unable to agree upon such arbitrator, such arbitrator shall be selected by the Independent Accountants. The matter shall be arbitrated in Wilmington, Delaware, in accordance with the rules of the American Arbitration Association applying the laws of Delaware. At any time before a decision of the arbitrator has been rendered, the parties may resolve the dispute by settlement. If the arbitrator resolves all disputes presented to it in the manner proposed by one of the parties, the fees and expenses of the arbitrator shall be paid for by the other party. In all other events, the fees and expenses of the arbitrator relating to the dispute shall be shared in the same proportion that a given party's position, on the one hand, and the other disputing party's position, on the other hand, initially presented to the arbitrator bears to the arbitrator's award. The decision of the arbitrator shall (a) be binding and conclusive on all parties and (b) not be appealable and shall include a finding for payment of the costs of such arbitration. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award. The parties may obtain discovery in aid of the arbitration to the fullest extent permitted under law. All discovery disputes shall be resolved by the arbitrator. This agreement to arbitrate is specifically enforceable by the parties to this Agreement.

8.14.2 Subject to Section 8.14.1 hereof and except as provided otherwise herein (including disputes concerning the Merger Consideration adjustment and Deferred Merger Consideration contemplated by Sections 2.8 and 2.9 hereof, respectively), in any action between or among any of the parties, whether arising out of this Agreement or otherwise, (a) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the state of Delaware, (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the State of Delaware, (c) each of the parties irrevocably waives the right to trial by jury, (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8.3, and (e) the prevailing parties shall be entitled to recover their reasonable attorneys' fees and court costs from the other parties.
 8.15 No Third-Party Beneficiaries. No provision of this Agreement is intended to or shall be construed to grant or confer any right to enforce this Agreement, or any remedy for breach of this Agreement, to or upon any Person other than the parties hereto, including any customer, prospect, supplier, employee, contractor, salesman, agent or representative of the Company.

Neutral Construction. In view of the fact that each of the parties hereto have been represented by their own counsel and this Agreement has been fully negotiated by all parties, the legal principle that ambiguities in a documents are construed against the draftsperson of
that document shall not apply to this Agreement.
     IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement effective as of the day and year first above written.

                         HALIFAX CORPORATION



                         By: /s/ Charels L. McNew
                         Name: Charles L. McNew
                         Title: President & CEO


                         HALIFAX-ALPHANATIONAL ACQUISITION INC.



                         By: /s/ Charels L. McNew
                         Name: Charles L. McNew
                         Title: President


                         ALPHA NATIONAL TECHNOLOGY SERVICES, INC.


                         By:    /s/ Larry L. Whiteside
                         Name: L.L. Whiteside
                         Title: Chief Executive Officer


                         THE SHAREHOLDERS:


                         /s/  Larry L. Whiteside
                         L.L. Whiteside


                             /s/ Charles A. Harper
                         Charles A. Harper


                            /s/ Morris Horn
                         Morris Horn


                            /s/ Dan Lane
                         Daniel Lane


[Signature page to Agreement and Plan of Merger]
                             EXHIBIT "1A"

                             Defined Terms
"Accounts Receivable" means (a) any right to payment for goods sold, leased or licensed or for services rendered, whether or not it has been earned by performance, whether billed or unbilled, and whether or not it is evidenced by any Contract; (b) any note receivable; or (c) any other receivable or right to payment of any nature.

"Actual Closing Net Assets" shall have the meaning specified in Section
2.8.3 of the Agreement.

"Articles of Merger" shall have the meaning specified in Section 2.2 of the Agreement.

"Asset" means any real, personal, mixed, tangible or intangible property of any nature, including Cash Assets, prepayments, deposits, escrows, Accounts Receivable, Tangible Property, Real Property,
Software, Contract Rights, Intangibles and goodwill, and claims, causes of action and other legal rights and remedies.

"Buyer Accountant" means Grant Thornton, LLP, or such other independent accounting firm of internationally recognized standing selected by Buyer for purposes of Section 2.8 of the Agreement.

"Buyer Common Shares" means shares of common stock, $0.24 par value, of Buyer.

"Buyer SEC Documents" shall have the meaning specified in Section 4.6 of the Agreement.

"Calculation Dispute Notice" shall have the meaning specified in
Section 2.8.4 of the Agreement.

"Cash Asset" means any cash on hand, cash in bank or other accounts, readily marketable securities, and other cash-equivalent liquid assets of any nature.

"Cash Payment" shall have the meaning specified in Section 2.6 of the Agreement.

"Closing" shall have the meaning specified in Section 2.2 of the Agreement.

"Closing Balance Sheet" shall have the meaning specified in Section
2.8.1 of the Agreement.

"Closing Date" shall have the meaning specified in Section 2.2 of the Agreement.

"Closing Shares" means solely the Buyer Common Shares delivered to the Shareholders at Closing as part of the Closing Date Merger
Consideration.

"Closing Shares Price" means the greater of (i) the market price of a Buyer Common Share on the Closing Date, or (ii) the average market price of a Buyer Common Share over the fifteen (15) trading days immediately prior to the Closing Date.

"Code" means the Internal Revenue Code of 1986, as amended.

"Company Common Stock" means shares of the common stock, $1.00 par value, of the Company.

"Company Employee Benefit Plans" shall have the meaning specified in
Section 3.16.1 of the Agreement.

"Company Intangible" means all Software and other Intangibles owned, marketed, licensed, supported, maintained, used or under development by the Company.

"Company Owned Intangible" shall have the meaning specified in Section
3.13.2.

"Consent" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application, notice or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions in a specified manner and/or to achieve a specified result.

"Contract" means any written or oral contract, agreement, instrument, order, arrangement, commitment or understanding of any nature, including sales orders, purchase orders, leases, subleases, data processing agreements, maintenance agreements, license agreements, sublicense agreements, loan agreements, promissory notes, security agreements, pledge agreements, deeds, mortgages, guaranties, indemnities, warranties, employment agreements, consulting agreements, sales representative agreements, joint venture agreements, buy-sell agreements, options or warrants.

"Contract Right" means any right, power or remedy of any nature under any Contract, including rights to receive property or services or otherwise derive benefits from the payment, satisfaction or performance of another party's Obligations, rights to demand that another party accept property or services or take any other actions, and rights to pursue or exercise remedies or options.

"Deferred Comp Shareholders" shall have the meaning specified in
Section 2.9.1 of the Agreement.

"Deferred Merger Consideration" shall have the meaning specified in
Section 2.9 of the Agreement.

"Deferred Merger Consideration Accounts" shall have the meaning specified in Section 2.9.1 of the Agreement.

"Deferred Merger Consideration Price" means the greater of (i) the market price of a Buyer Common Share on the date of payment of the Deferred Merger Consideration, or (ii) the average market price of a Buyer Common Share over the fifteen (15) trading days immediately prior to such date of payment.

"Earnout Dispute Notice" shall have the meaning specified in Section
2.9.3 of the Agreement.

"Earnout Net Revenues" shall have the meaning specified in Section
2.9.1 of the Agreement.

"Earnout Statements" shall have the meaning specified in Section 2.9.2 of the Agreement.

"Effective Time" shall have the meaning specified in Section 2.2 of the Agreement.

"Employee Benefit Plan" means any employee benefit plan as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code, "welfare benefit fund" within the meaning of Section 419 of the Code, or "qualified asset account" within the meaning of Section 419A of the Code, and any other plan, program, policy or arrangement for or regarding bonuses, commissions, incentive compensation, severance, vacation, deferred compensation, pensions, profit sharing, retirement, payroll savings, stock options, stock purchases, stock awards, stock ownership, phantom stock, stock appreciation rights, equity compensation, medical/dental expense payment or reimbursement, disability income or protection, sick pay, group insurance, self insurance, death benefits, employee welfare or fringe benefits of any nature, including those benefiting retirees or former employees.

"Encumbrance" means any lien, superlien, security interest, pledge, right of first refusal, mortgage, easement, covenant, restriction, reservation, conditional sale, prior assignment, or other encumbrance, claim, burden or charge of any nature.

"Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

"Environmental Laws" means all applicable Laws (including consent decrees and administrative orders) relating to the public health and safety and protection of the environment, including those governing the use, generation, handling, storage and disposal or cleanup of Hazardous Substances, all as amended.

"ERISA Affiliate" means any entity, trade or business (whether or not incorporated) that is part of the same controlled group under, common control with, part of an affiliated service group, or part of another arrangement that includes the Company or any ERISA Affiliate within the meaning of Code Section 414(b), (c), (m) or (o).

"Estimated Closing Date Net Assets" shall have the meaning specified in
Section 2.8.1 of the Agreement.

"Excluded Real Property" means that certain Real Property of the Company described as Lots 1R1, 2R, 5R1, and 6R, Block 6, Midway Place Addition, City of Richland Hills, Tarrant County, Texas [note: delete lot sold], which shall be transferred (by dividend or otherwise out of the Company) on or before Closing together with related debt or other Obligations.

"Final Closing Net Assets" shall have the meaning specified in Section
2.8.7 of the Agreement.

 "Financial Statements" shall have the meaning specified in Section
3.6.2 of the Agreement.

"GAAP" means generally accepted accounting principles under current United States accounting rules and regulations, consistently applied.

"General Release" shall have the meaning specified in Section 5.1.10 of the Agreement.

"Governmental Body" means any (a) nation, principality, republic, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

"Hazardous Substances" means any substance, waste, contaminant, pollutant or material that has been determined by any United States federal government authority, or any state or local government authority having jurisdiction over any Real Property, to be capable of posing a risk of injury or damage to health, safety, property or the environment, including (a) all substances, wastes, contaminants, pollutants and materials defined, designated or regulated as hazardous, dangerous or toxic pursuant to any Law of any state in which any Real Property is located or any United States Law, and (b) asbestos, polychlorinated biphenyls ("PCB's"), petroleum, petroleum products and urea formaldehyde.

"Halifax Securities" shall have the meaning specified in Section 3.24.1 of the Agreement.

"including" means including but not limited to.

"Independent Accountants" means a Neutral Accounting Firm other than the Buyer Accountant.

"Indemnification Price" means the greater of (i) the market price of the Buyer Common Shares on the date of payment of the applicable indemnification claim, or (ii) the average market price of the Buyer Common Shares over the fifteen (15) trading days immediately preceding such date of payment.

"Insurance Policy" means any public liability, product liability, general liability, comprehensive, property damage, vehicle, life, hospital, medical, dental, disability, worker's compensation, key man, fidelity bond, theft, forgery, errors and omissions, directors' and officers' liability, or other insurance policy of any nature.

"Intangible" means any name, corporate name, fictitious name, trademark, trademark application, service mark, service mark application, trade name, brand name, product name, slogan, trade secret, know-how, patent, patent application, copyright, copyright application, design, logo, formula, invention, product right, technology or other intangible asset of any nature, whether in use, under development or design, or inactive.

"Judgment" means any order, writ, injunction, citation, award, decree or other judgment of any nature of any foreign, federal, state or local court, governmental body, administrative agency, regulatory authority or arbitration tribunal.

"Key Employee(s)" shall mean Charles Harper, Morris Horn and L.L.
Whiteside.

"Key Employee Agreement(s)" shall have the meaning specified in Section
5.1.12 of the Agreement.

"to the knowledge of the Company and the Shareholders'" and similar phrases means that none of the Company or the Shareholders has any actual knowledge, implied knowledge or belief that the statement made is incorrect. For this purpose, "implied knowledge" means all information available in the books, records and files of the Company and all information that any of such persons should have known in the course of operating and managing the business and affairs of the Company.

"Latest Balance Sheet" shall have the meaning specified in Section
3.6.2 of the Agreement.

"Latest Balance Sheet Date" shall have the meaning specified in Section
3.6.2 of the Agreement.

"Law" means any provision of any foreign, federal, state or local law, statute, ordinance, charter, constitution, treaty, code, rule, regulation or guidelines, including common law (including those of self-regulatory organizations such as the American Stock Exchange).

"Loss" or "Losses" shall have the meanings specified in Section 7.1 of the Agreement.

"Material Adverse Effect" means any state of facts, change, event, effect or occurrence that is or may be reasonably likely to be materially adverse to the financial condition, results of operations, prospects, properties, Assets or liabilities (including contingent liabilities) of the Company.

 "Net Assets" means (a) the value of all assets on the Company's balance sheet less (b) the value of all liabilities on the Company's balance sheet, with such values in (a) and (b) to be determined in accordance with GAAP.

"Net Revenues" shall mean revenues net of sales returns and allowances, as determined in accordance with GAAP.

"Neutral Accounting Firm" means the Dallas, Texas office of BDO Seidman, LLP, or if BDO Seidman, LLP is unwilling to perform as the Neutral Accounting Firm, or at the relevant time does not qualify as an independent accounting firm of nationally recognized standing that has not rendered services to the Company or Buyer or any affiliate thereof or the Shareholders, within 12 months prior to the date of the Agreement, then the Neutral Accounting firm shall be an accounting firm meeting the foregoing qualifications selected by an arbitrator selected in accordance with the rules of the American Arbitration Association.

"Notes" shall have the meaning specified in Section 2.6 of the Agreement.

"Obligation" means any debt, liability or obligation of any nature, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or otherwise.

"Ownership Schedule" shall have the meaning specified in Section 2.6.1 of the Agreement.

"Permit" means any license, permit, approval, waiver, order, authorization, right or privilege of any nature, granted, issued, approved or allowed by any foreign, federal, state or local governmental body, administrative agency or regulatory authority.

"Person" means any individual, Entity or Governmental Body.

"Proceeding" means any demand, claim, suit, action, litigation, investigation, arbitration, administrative hearing or other proceeding of any nature.

"Real Property" means any real estate, land, building, condominium, town house, structure or other real property of any nature, all shares of stock or other ownership interests in cooperative or condominium associations or other forms of ownership interest through which interests in real estate may be held, all leasehold estates with respect to any of the foregoing, and all appurtenant and ancillary rights thereto, including easements, covenants, water rights, sewer rights and utility rights.

"Registration Rights Agreement" shall have the meaning specified in
Section 5.2.5 of the Agreement.

"Reportable Transaction" shall mean any transaction listed in Treasury Regulation Section 1.6011-4(b).

"Restrictive Covenant Agreement" shall have the meaning specified in
Section 5.1.14 of the Agreement.

"RII" shall have the meaning specified in Section 4.4 of the Agreement.

"SEC" means the United States Securities and Exchange Commission.

"Software" means any computer program, operating system, applications system, firmware or software of any nature, whether operational, under development or inactive including all object code, source code, comment code, algorithms, menu structures or arrangements, icons, operational instructions, scripts, commands, syntax, screen designs, reports, designs, concepts, technical manuals, test scripts, user manuals and other documentation therefore, whether in machine-readable form, programming language or any other language or symbols, and whether stored, encoded, recorded or written on disk, tape, film, memory device, paper or other media of any nature and all data bases necessary or appropriate to operate any such computer program, operating system, applications system, firmware or software.

"Specified Contract" shall have the meaning specified in Section 3.14.1 of the Agreement.

"Tangible Property" means any furniture, fixtures, leasehold improvements, vehicles, office equipment, computer equipment, other equipment, machinery, tools, forms, supplies or other tangible personal property of any nature.

"Tax" means (a) any foreign, federal, state or local income, earnings, profits, gross receipts, franchise, capital stock, net worth, sales, use, value added, bank, bank shares, mutual thrift, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, payroll, withholding, unemployment compensation, social security, retirement or other tax of any nature;
(b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, sewer rent or other fee or charge of any nature by a Governmental Body; or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

"Tax Returns" shall have the meaning specified in Section 3.18.1 of the Agreement.

"Transactions" shall have the meaning specified in the Preamble to the Agreement.

"Transfer Tax Returns" means Tax Returns filed with respect to Transfer
Taxes.

"Transfer Taxes" means any transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest).

"Net Assets Statements" shall have the meaning specified in Section
2.8.3 of the Agreement.